Exhibit 10.17

ConfidentialExecution Copy

Certain confidential information contained in this document, marked by [***], has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

AMENDED AND RESTATED

DISCOVERY COLLABORATION AND LICENSE AGREEMENT

between

Harpoon therapeutics, inc.

and

ABBVIE BIOTECHNOLOGY LTD.

Dated as of 20 November, 2019

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS1
ARTICLE 2	TARGET NOMINATION [***]22
2.1	Target Nomination22
2.2	[***]25
2.3	[***]25
2.4	Effect of [***] or [***]26
ARTICLE 3	COLLABORATION MANAGEMENT26
3.1	Joint Research Committee26
3.2	General Provisions Applicable to the JRC27
3.3	Interactions Between a Committee and Internal Teams29
3.4	Working Groups29
3.5	Expenses29
ARTICLE 4	DEVELOPMENT AND REGULATORY29
4.1	Sequence Delivery29
4.2	Creation of Discovery Constructs30
4.3	Development of Discovery Constructs and Licensed Products31
4.4	Supply of Technology for Development Purposes32
4.5	Expenses and Invoicing33
4.6	Subcontracting33
4.7	Regulatory Matters33
ARTICLE 5	COMMERCIALIZATION35
5.1	In General35
5.2	Commercialization Diligence35
5.3	Booking of Sales; Distribution35
5.4	Product Trademarks36
5.5	Commercial Supply of Discovery Constructs or Licensed Products36
ARTICLE 6	GRANT OF RIGHTS36
6.1	Grants to AbbVie36
6.2	Grants to Harpoon37
6.3	Sublicenses38
6.4	Distributorships38

6.5	Co-Promotion Rights38
6.6	Retention of Rights38
6.7	Confirmatory Patent License39
6.8	Exclusivity with Respect to the Territory39
6.9	In-License Agreements40
ARTICLE 7	PAYMENTS AND RECORDS40
7.1	Upfront Payment40
7.2	Development Milestones41
7.3	Regulatory Milestones42
7.4	Commercialization Milestones42
7.5	Sales-Based Milestones43
7.6	Royalties44
7.7	Royalty Payments and Reports46
7.8	Mode of Payment; Offsets46
7.9	Withholding Taxes46
7.10	Indirect Taxes47
7.11	Interest on Late Payments47
7.12	Audit48
7.13	Audit Dispute48
7.14	Confidentiality48
7.15	[***]48
7.16	No Other Compensation49
ARTICLE 8	INTELLECTUAL PROPERTY49
8.1	Ownership of Intellectual Property49
8.2	Maintenance and Prosecution of Patents50
8.3	Enforcement of Patents54
8.4	Infringement Claims by Third Parties56
8.5	Invalidity or Unenforceability Defenses or Actions57
8.6	Third Party Licenses58
8.7	Product Trademarks58
8.8	Inventor’s Remuneration59

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8.9	Common Interest59
ARTICLE 9	PHARMACOVIGILANCE AND SAFETY59
9.1	Pharmacovigilance59
9.2	Global Safety Database59
ARTICLE 10	Confidentiality AND Non-Disclosure60
10.1	Product Information60
10.2	Confidentiality Obligations60
10.3	Permitted Disclosures61
10.4	Use of Name63
10.5	Public Announcements63
10.6	Publications63
10.7	Return of Confidential Information63
10.8	Survival64
ARTICLE 11	REPRESENTATIONS AND Warranties64
11.1	Mutual Representations and Warranties64
11.2	Additional Representations and Warranties of Harpoon65
11.3	Additional Representations and Warranties of AbbVie68
11.4	Covenants of Harpoon69
11.5	Covenants of AbbVie70
11.6	DISCLAIMER OF WARRANTIES70
ARTICLE 12	Indemnity70
12.1	Indemnification of Harpoon70
12.2	Indemnification of AbbVie70
12.3	Notice of Claim71
12.4	Control of Defense71
12.5	Special, Indirect, and Other Losses73
12.6	Insurance73
ARTICLE 13	TERM AND TERMINATION74
13.1	Term74
13.2	Termination for Material Breach74
13.3	Additional Termination Rights by AbbVie75

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13.4	Termination for Insolvency75
13.5	Rights in Bankruptcy76
13.6	Termination in Entirety76
13.7	Termination of Terminated Territory77
13.8	Termination of Accepted Target77
13.9	Remedies78
13.10	Accrued Rights; Surviving Obligations78
ARTICLE 14	Miscellaneous79
14.1	Force Majeure79
14.2	Change in Control of Harpoon80
14.3	Export Control80
14.4	Assignment81
14.5	Severability81
14.6	Governing Law, Jurisdiction and Service81
14.7	Dispute Resolution82
14.8	Notices83
14.9	Entire Agreement; Amendments84
14.10	English Language84
14.11	Equitable Relief84
14.12	Waiver and Non-Exclusion of Remedies85
14.13	No Benefit to Third Parties85
14.14	Further Assurance85
14.15	Relationship of the Parties85
14.16	Performance by Affiliates85
14.17	Counterparts; Facsimile Execution85
14.18	References86
14.19	Schedules86
14.20	Construction86

SCHEDULES

Schedule 1.8[***]

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Schedule 1.55Discovery Construct Success Criteria

Schedule 1.57Discovery Research Plan for TCR Sequences;

Discovery Research Plan for Discovery Antibody Sequences

Schedule 2.1.3Unavailable Targets as of the Amended Effective Date

Schedule 4.6Pre-Approved Third Party Providers

Schedule 11.2.1Existing Patents

Schedule 14.7.3Arbitration

AMENDED AND RESTATED

DISCOVERY COLLABORATION AND LICENSE AGREEMENT

This Amended and Restated Discovery Collaboration and License Agreement (the “Agreement”) is made and entered into effective as of 20 November, 2019 (the “Amended Effective Date”) by and between Harpoon Therapeutics, Inc., a Delaware corporation (“Harpoon”), and AbbVie Biotechnology Ltd., a Bermuda corporation (“AbbVie”).  Harpoon and AbbVie are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

Recitals

WHEREAS, AbbVie and Harpoon entered into that certain Discovery Collaboration and License Agreement (the “Original Agreement”) effective as of October 10, 2017 (the “Effective Date”), under which Harpoon granted a license to AbbVie under certain intellectual property rights with respect to the development of T-Cell Receptor Constructs (as defined therein) to develop and commercialize Licensed Products (as defined therein);

WHEREAS, the Original Agreement was amended by that certain First Amendment to the Discovery Collaboration and License Agreement effective as of April 3, 2019; and

WHEREAS, the Parties now desire to amend and restate the Original Agreement, as amended, to, among other things, (a) increase the number of additional targets which AbbVie has the right to nominate under the Agreement and (b) expand the scope of the Agreement to cover Antibody Constructs, in each case, in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1
DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1“AbbVie” has the meaning set forth in the preamble hereto.

1.2“AbbVie Background Know-How” means all Information that is (a) not generally known, (b) developed or invented as a result of performing activities outside the scope of this Agreement, and (c) either (i) Controlled by AbbVie or any of its Affiliates on the Effective Date or during the Term and reasonably necessary or useful for the Development, Manufacture, or Commercialization of a Discovery T-Cell Receptor, Discovery T-Cell Receptor Construct or a Licensed Product containing or comprising a Discovery T-Cell Receptor Construct or (ii) Controlled by AbbVie or any of its Affiliates on the Amended Effective Date or thereafter during the Term and reasonably necessary or useful for the Development, Manufacture, or Commercialization of a Discovery Antibody, Discovery Antibody Construct or a Licensed Product containing or comprising a Discovery Antibody Construct.  For clarity, AbbVie Background Know-How includes such Information Controlled by AbbVie that is related to (1) a Discovery T-

Cell Receptor existing prior to the Effective Date or developed or invented thereafter as a result of performing activities outside the scope of the activities contemplated by this Agreement or (2) a Discovery Antibody existing prior to the Amended Effective Date or developed or invented thereafter as a result of performing activities outside the scope of the activities contemplated by this Agreement and in each case (clauses (1) and (2)) shall exclude such Information Controlled by AbbVie that is related to TriTAC Constructs.

1.3“AbbVie Background Patents” means all Patents that (a) (i) are Controlled by AbbVie or any of its Affiliates on the Effective Date or during the Term and (ii) claim or cover AbbVie Background Know-How covered by clause (c)(i) of Section 1.2 or (b) (i) are Controlled by AbbVie or any of its Affiliates on the Amended Effective Date or thereafter during the Term and (ii) claim or cover AbbVie Background Know-How covered by clause (c)(ii) of Section 1.2.

1.4“AbbVie In-License Agreement” means any agreement entered into during the Term between AbbVie and a Third Party under which payments by AbbVie or its Affiliates are required to Exploit any Discovery Construct or Licensed Product, including any agreement entered into pursuant to Section 8.6, as such agreements may be amended from time-to-time, but excluding any agreement granting or assigning any rights with respect to [***] or any [***] AbbVie or its Affiliates or Sublicensees.

1.5“AbbVie Indemnitees” has the meaning set forth in Section 12.2.

1.6“AbbVie Program Know-How” means all Program Know-How to the extent (a) specifically related to (i) a Discovery T-Cell Receptor, (ii) a Discovery Antibody or (iii) an Accepted Target (including [***]), or (b) conceived, discovered, developed or otherwise made solely by or on behalf of AbbVie or its Affiliates except to the extent included in Sections 1.83(a) or 1.130.

1.7“AbbVie Program Patents” means Program Patents that claim or cover AbbVie Program Know-How.

1.8[***] means the [***] set forth on [***].

1.9“AbbVie Withholding Tax Action” has the meaning set forth in Section 7.9.2.

1.10“Acceptance” means, with respect to a Drug Approval Application, receipt of written notice from the applicable Regulatory Authority indicating that such Drug Approval Application has been accepted for filing and further review.

1.11“Accepted Target” has the meaning set forth in Section 2.1.5.

1.12“Accepted Target Deliverables” has the meaning set forth in Section 4.2.

1.13“Accounting Standards” means, with respect to a Party, that such Party shall maintain records and books of accounts in accordance with United States Generally Accepted Accounting Principles.

1.14“Acquisition” means, with respect to a Party, a merger, acquisition (whether of all of the stock or all or substantially all of the assets of a Person or any operating or business division of a Person) or similar transaction by or with the Party, other than a Change in Control of the Party.

1.15“Adverse Ruling” has the meaning set forth in Section 13.2.1.

1.16“Affiliate” means, with respect to a Party, any Person that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with such Party.  For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise; or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a Person (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).  The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management or policies of such entity.

1.17“Agreement” has the meaning set forth in the preamble hereto.

1.18“Alliance Manager” has the meaning set forth in Section 3.2.5.

1.19“Amended Effective Date” means the effective date of this Agreement as set forth in the preamble hereto.

1.20“Antibody” means an immunoglobulin molecule [***].

1.21“Antibody Construct” means a TriTAC Construct [***].

1.22“Antibody Discovery Research Plan” has the meaning set forth in Section 1.57.2.

1.23“Antibody Sequence Information” has the meaning set forth in Section 4.1.

1.24“Applicable Law” means federal, state, local, national and supra-national laws, statutes, rules, and regulations, including any rules, regulations, guidelines, or other requirements of the Regulatory Authorities, major national securities exchanges or major securities listing organizations, that may be in effect from time to time during the Term and applicable to a particular activity or country or other jurisdiction hereunder.

1.25“Audit Expert” has the meaning set forth in Section 7.13.

1.26“Bankruptcy Code” has the meaning set forth in Section 13.5.1.

1.27“Binds” means, with respect to a first moiety that binds to a second moiety, having a binding affinity between the first moiety and second moiety that is [***].

1.28“Biosimilar Application” has the meaning set forth in Section 8.3.3.

1.29“Biosimilar Competition” has the meaning set forth in Section 7.6.3.

1.30“Biosimilar Product” means, with respect to a particular Discovery Construct or Licensed Product in a particular country, a biologic product that is substantially similar to or interchangeable with such Discovery Construct or Licensed Product and any related formulations thereof, so as to permit the biosimilar applicant to rely for approval by the applicable Regulatory Authority on such Discovery Construct or Licensed Product as the reference product, or otherwise reference such Discovery Construct or Licensed Product for approval by the applicable Regulatory Authority. A Licensed Product licensed, marketed, sold, manufactured or produced by AbbVie or its Affiliates or Sublicensees will not constitute a Biosimilar Product.

1.31“BLA” has the meaning set forth in the definition of “Drug Approval Application.”

1.32“Board of Directors” has the meaning set forth in the definition of “Change in Control.”

1.33“Breaching Party” has the meaning set forth in Section 13.2.1.

1.34“Business Day” means a day other than a Saturday or Sunday on which banking institutions in New York, New York are open for business.

1.35“Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date, and the last Calendar Quarter shall end on the last day of the Term.

1.36“Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.

1.37“Change in Control” with respect to a Party, shall be deemed to have occurred if any of the following occurs after the Effective Date:

1.37.1any “person” or “group” (as such terms are defined below) (a) is or becomes the “beneficial owner” (as defined below), directly or indirectly, of shares of capital stock or other interests (including partnership interests) of such Party then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions (“Voting Stock”) of such Party representing fifty percent (50%) or more of the total voting power of all outstanding classes of Voting Stock of such Party or (b) has the power, directly or indirectly, to elect a majority of the members of the Party’s board of directors, or similar governing body (“Board of Directors”), excluding in each case (clauses (a) and (b)) [***]; or

1.37.2such Party enters into a merger, consolidation or similar transaction with another Person (whether or not such Party is the surviving entity) and as a result of such merger, consolidation or similar transaction (a) the members of the Board of Directors of such Party immediately prior to such transaction constitute less than a majority of the members of the Board of Directors of such Party or such surviving Person immediately following such transaction or (b) the Persons that beneficially owned, directly or indirectly, the shares of Voting Stock of such Party immediately prior to such transaction cease to beneficially own, directly or indirectly, shares of Voting Stock of such Party representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving Person in substantially the same proportions as their ownership of Voting Stock of such Party immediately prior to such transaction; or

1.37.3such Party sells or transfers to any Third Party, in one (1) or more related transactions, properties or assets representing all or substantially all of such Party’s assets to which this Agreement relates; or

1.37.4the holders of capital stock of such Party approve a plan or proposal for the liquidation or dissolution of such Party.

For the purpose of this definition of Change in Control, (a) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the United States Securities Exchange Act of 1934 and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the said Act; (b) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the aforesaid Act; and (c) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner.”

1.38“Clinical Data” means all Information with respect to any Discovery Construct or Licensed Product and made, collected, or otherwise generated under or in connection with Clinical Studies, including any data (including raw data), reports, and results with respect thereto.

1.39“Clinical Studies” means a First-in-Human Clinical Trial, Non-Pivotal Human Clinical Trial, Pivotal Human Clinical Trial, and such other tests and studies in human subjects that are required by Applicable Law, or otherwise recommended by the Regulatory Authorities, to obtain or maintain Regulatory Approvals for a Licensed Product for one (1) or more indications, including tests or studies that are intended to expand the Product Labeling for such Licensed Product with respect to such indication.

1.40“Combination Product” means a Licensed Product that is: (a) sold in the form of a combination product containing both a Discovery Construct and one (1) or more independently therapeutically active pharmaceutical or biologic products; or (b) sold in a form that contains (or is sold bundled with) any (i) diagnostic product, process, service or therapy or (ii) product, process, service or therapy that is administered separately from the Licensed Product, in both cases (clauses (a) and (b)) sold as a unit at a single price and excluding any Delivery System.

1.41“Commercialization” means any and all activities directed to the preparation for sale of, offering for sale of, or sale of a Discovery Construct or Licensed Product, including activities related to marketing, promoting, distributing, importing and exporting such Discovery Construct or Licensed Product, and interacting with Regulatory Authorities regarding any of the foregoing.  When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization, and “Commercialized” has a corresponding meaning.

1.42“Commercially Reasonable Efforts” means, with respect to the [***].

1.43“Competing Product” means any pharmaceutical or biologic product, process, service or therapy that Binds to any Accepted Target for any Indication.

1.44“Competitor” means (a) any Person that [***]; and (b) any Person that [***] with respect to any Competing Product.

1.45“Confidential Information” means any Information provided orally, visually, in writing or other form by or on behalf of one (1) Party (or an Affiliate or representative of such Party) to the other Party (or to an Affiliate or representative of such other Party) in connection with this Agreement, whether prior to, on, or after the Effective Date, including Information relating to the terms of this Agreement, the Discovery Construct or any Licensed Product (including the Regulatory Documentation and regulatory data), any Exploitation of any Discovery Construct or any Licensed Product, any Novel Target, any know-how with respect thereto developed by or on behalf of the disclosing Party or its Affiliates, or the scientific, regulatory or business affairs or other activities of either Party.  Notwithstanding the foregoing, (a) Joint Program Know-How shall be deemed to be the Confidential Information of both Parties, and both Parties shall be deemed to be the receiving Party and the disclosing Party with respect thereto, and (b) all Regulatory Documentation owned by AbbVie pursuant to Section 4.7.1 shall be deemed to be the Confidential Information of AbbVie, and AbbVie shall be deemed to be the disclosing Party and Harpoon shall be deemed to be the receiving Party with respect thereto.  In addition, all information disclosed by Harpoon to AbbVie under the [***], (the “Prior NDA”) shall be deemed to be Harpoon’s Confidential Information disclosed hereunder, and all information disclosed by AbbVie Inc. to Harpoon under the Prior NDA shall be deemed to be AbbVie’s Confidential Information disclosed hereunder.

1.46“Control” means, with respect to any item of Information, Regulatory Documentation, material, Patent, or other property right, the possession of the right, whether directly or indirectly, and whether by ownership, license, covenant not to sue or otherwise (other than by operation of the license and other grants in Sections 6.1 or 6.2), to grant a license, sublicense or other right (including the right to reference Regulatory Documentation) to or under such Information, Regulatory Documentation, material, Patent, or other property right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

1.47“Default Notice” has the meaning set forth in Section 13.2.1.

1.48“Delivery System” has the meaning set forth in the definition of “Net Sales.”

1.49“Development” means all activities related to research, pre-clinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, Clinical Studies, including Manufacturing in support thereof, statistical analysis and report writing, the preparation and submission of Drug Approval Applications, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval.  When used as a verb, “Develop” means to engage in Development.  For purposes of clarity, Development shall include any submissions and activities required in support thereof, required by Applicable Laws or a Regulatory Authority as a condition or in support of obtaining a pricing or reimbursement approval for an approved Licensed Product.

1.50“Discovery Antibody” has the meaning set forth in Section 4.1.

1.51“Discovery Antibody Construct” means an Antibody Construct comprising or incorporating a Discovery Antibody.

1.52“Discovery Construct” means a Discovery T-Cell Receptor Construct or Discovery Antibody Construct, as applicable.

1.53“Discovery Construct Delivery Deadline” means, on an Accepted Target-by-Accepted Target basis, the date that is [***] after the date on which AbbVie delivers to Harpoon the TCR Sequence Information or Antibody Sequence Information, as applicable, pursuant to Section 4.1.

1.54“Discovery Construct Failure” means, with respect to a Licensed Product, that, due to Clinical Study results or actions taken by any Regulatory Authority after the Effective Date, [***] determines[***] that it is unlikely that [***] obtain Regulatory Approval of such Licensed Product [***] or, [***] it is unlikely that [***]in each case without including in the[***].

1.55“Discovery Construct Success Criteria” means the success criteria with respect to a Discovery Construct set forth on Schedule 1.55.

1.56“Discovery Research Activities” means the Development activities set forth in the Discovery Research Plan to be performed by Harpoon (or, by or on behalf of AbbVie pursuant to Section 4.2).

1.57“Discovery Research Plan” means, as applicable:

1.57.1the research plan setting forth the activities (and estimated timelines) for [***], such plan attached as Schedule 1.57 and identified as “Discovery Research Plan for Discovery TCR Sequences,” as the same may be amended from time to time in accordance with the terms hereof (the “TCR Discovery Research Plan”); or

1.57.2the research plan setting forth the activities (and estimated timelines) for [***] such plans attached as Schedule 1.57 and identified as “Discovery Research Plan for Discovery Antibody Sequences,” as the same may be amended from time to time in accordance with the terms hereof (the “Antibody Discovery Research Plan”).

1.58“Discovery T-Cell Receptor” has the meaning set forth in Section 4.1.

1.59“Discovery T-Cell Receptor Construct” means a T-Cell Receptor Construct comprising or incorporating a Discovery T-Cell Receptor.

1.60“Dispute” has the meaning set forth in Section 14.7.

1.61“Distributor” has the meaning set forth in Section 6.4.

1.62“Divestiture” means, with respect to a Party, (a) the divestiture [***] through [***] or [***] with respect to such [***] (for clarity, the [***] in connection with a [***]of such[***] for any such divestiture) or (b) [***].  When used as a verb, “Divest” and “Divested” means to cause a Divestiture.

1.63“Dollars” or “$” means United States Dollars.

1.64“Drug Approval Application” means a Biologics License Application (a “BLA”) as defined in the FFDCA, or any corresponding foreign application in the Territory, including, with respect to the European Union, a Marketing Authorization Application (a “MAA”) filed with the EMA or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval procedure.

1.65“Effective Date” means the effective date of the Original Agreement as set forth in the recitals hereto.

1.66“EMA” means the European Medicines Agency and any successor agency(ies) or authority having substantially the same function.

1.67“European Major Market” means each of the [***].

1.68“Existing Patents” has the meaning set forth in Section 11.2.1.

1.69“Exploit” or “Exploitation” means to make, have made, import, export, use, have used, sell, have sold, or offer for sale, including to Develop, Commercialize, register, modify, enhance, improve, Manufacture, have Manufactured, hold, or keep (whether for disposal or otherwise), or otherwise dispose of.

1.70“FDA” means the United States Food and Drug Administration and any successor agency(ies) or authority having substantially the same function.

1.71“FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.72“Field” means all human and non-human diagnostic, prophylactic, and therapeutic uses.

1.73“First Commercial Sale” means, with respect to a Licensed Product and a country, the first sale for monetary value for use or consumption by the end user of such Licensed Product in such country after Regulatory Approval for such Licensed Product has been obtained in such country.  [***] shall not be construed as a First Commercial Sale.

1.74“First-in-Human Clinical Trial” means the first-ever human clinical trial in any country conducted in accordance with good clinical practices (as defined under Applicable Law) that is intended to initially evaluate a Licensed Product with respect to safety, tolerability, pharmacological effects and determination of maximum tolerated dose or recommended dose of such Licensed Product for subsequent human clinical trials as the primary endpoint, or that would otherwise satisfy requirements of 21 CFR 312.21(a), or its foreign equivalent. Such trials may include but are not limited to dose range exploration, pharmacokinetics studies, mechanistic and pharmacodynamics studies, drug-drug-interaction and food effect studies, assessment of pharmacokinetics in renal or hepatic impairment patients, and initial evaluation of combinations of a Licensed Product with other drugs or drug candidates.

1.75[***] has the meaning set forth in [***].

1.76“General Harpoon Sequence Information” means Harpoon Sequence Information that is not Product-Specific Harpoon Sequence Information.

1.77“Harpoon” has the meaning set forth in the preamble hereto.

1.78“Harpoon Background Know-How” means all Information that is (a) not generally known, (b) developed or invented as a result of performing activities outside the scope of this Agreement, and (c) either (i) Controlled by Harpoon or any of its Affiliates on the Effective Date or during the Term and reasonably necessary or useful for [***]For the purposes of clarity, Harpoon Background Know-How shall exclude such Information Controlled by Harpoon that is related to the Discovery T-Cell Receptors and Discovery Antibodies.

1.79“Harpoon Background Patents” means all Patents that (a) (i) are Controlled by Harpoon or any of its Affiliates on the Effective Date or during the Term and (ii) claim or cover [***] or (b) (i) [***]and (ii) [***].

1.80“Harpoon In-License Agreement” has the meaning set forth in Section 11.2.3.

1.81“Harpoon Indemnitees” has the meaning set forth in Section 12.1.

1.82“Harpoon Platform” means Information, Patents and other intellectual property rights that are: (a) Controlled by Harpoon or any of its Affiliates on the Effective Date or during the Term and (b) [***] and (ii) [***].

For the purposes of clarity, Harpoon Platform or any component of the Harpoon Platform does not include Information, Patents and other intellectual property rights that [***].

1.83“Harpoon Program Know-How” means all Program Know-How to the extent (a) specifically related to the Harpoon Platform or any component of the Harpoon Platform, [***], (b) included in General Harpoon Sequence Information, or (c) conceived, discovered, developed or otherwise made solely by or on behalf of Harpoon or its Affiliates, in each case (a), (b), and (c), except to the extent included in Sections 1.6(a) or 1.130.

1.84“Harpoon Program Patents” means all Program Patents that claim or cover Harpoon Program Know-How.

1.85“Harpoon Sequence Information” means Antibody Sequence Information generated by Harpoon as a result of a request from AbbVie under Section 4.1.3.

1.86“Immune Effector Target” means a Target that is [***].

1.87“In-Licensed Patents” has the meaning set forth in Section 11.2.3.

1.88“IND” means an application filed with a Regulatory Authority for authorization to commence Clinical Studies, including (a) an Investigational New Drug Application as defined in the FFDCA or any successor application or procedure filed with the FDA, (b) any equivalent thereof in other countries or regulatory jurisdictions, (e.g., a Clinical Trial Application (CTA) in the European Union) and (c) all supplements, amendments, variations, extensions and renewals thereof that may be filed with respect to the foregoing.

1.89“Indemnification Claim Notice” has the meaning set forth in Section 12.3.

1.90“Indemnified Party” has the meaning set forth in Section 12.3.

1.91“Indication” means each separate and distinct disease, disorder, illness, health condition, or interruption, cessation or disruption of a bodily function, system, tissue type or organ, for which Regulatory Approval is required.

1.92“Indirect Taxes” has the meaning set forth in Section 7.10.

1.93“Information” means all knowledge of a technical, scientific, business and other nature, including know-how, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material, regulatory data, and other biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols, reagents (e.g., plasmids, proteins, cell lines, assays and compounds) and biological methodology, in each case (whether or not confidential, proprietary, patented or patentable, of commercial advantage or not) in written, electronic or any other form now known or hereafter developed.

1.94“Initiation” or “Initiate” means, with respect to a Clinical Study, the first dosing of the first human subject in such Clinical Study.

1.95“Intellectual Property” has the meaning set forth in Section 13.5.1.

1.96“Internal Reserved Program” means [***] internal program of [***] of such program and has [***] of such program [***].

1.97“Joint Intellectual Property Rights” means the Joint Program Know-How and Joint Program Patents.

1.98“Joint Program Know-How” means all Program Know-How that is conceived, discovered, developed, or otherwise made jointly by or on behalf of AbbVie, or its Affiliates or Sublicensees, on the one hand, and Harpoon, or its Affiliates or licensees, on the other hand, but expressly excluding any AbbVie Program Know-How, Harpoon Program Know-How, and Product-Specific Know-How.

1.99“Joint Program Patents” means all Program Patents that claim or cover Joint Program Know-How, but expressly excluding any AbbVie Program Patents, Harpoon Program Patents, and Product-Specific Patents.

1.100“Joint Research Committee” or “JRC” has the meaning set forth in Section 3.1.1.

1.101“Knowledge” means [***] of the [***] of a Party, or any personnel holding positions equivalent to such job titles (but only to the extent such positions exist at such Party).

1.102[***].

1.103“Licensed Product” means any product comprising or containing a Discovery Construct, alone or in combination with one (1) or more other active ingredients, in any and all forms, presentations, delivery systems, dosage forms and strengths, and formulations.

1.104“Losses” has the meaning set forth in Section 12.1.

1.105“MAA” has the meaning set forth in the definition of Drug Approval Application.

1.106“Major Market” means each of the [***].

1.107“Major Regulatory Filing” means major regulatory filings and documents (including INDs, Drug Approval Applications, material labeling supplements, Regulatory Authority meeting requests, and core data sheets).

1.108“Manufacture” and “Manufacturing” means all activities related to the synthesis, making, production, processing, purifying, formulating, filling, finishing, packaging, labeling, shipping, and holding of the Discovery Construct, any Licensed Product, or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial production and analytic development, product characterization, stability testing, quality assurance, and quality control.

1.109“Net Sales” [***]

1.109.1[***]

1.109.2[***]

1.109.3[***]

1.109.4[***]

1.109.5[***]

1.109.6[***]

1.109.7[***]of such Licensed Product and to the extent [***], where for purposes of this Net Sales definition,[***] of such Licensed Product;

1.109.8[***], provided that[***]

1.109.9[***]

1.109.10[***] but which [***].

[***]

1.109.11In the event that a Licensed Product is sold in any country or other jurisdiction [***]:

(a)[***]

(b)[***].

(c)[***]

(d)[***]

1.110“Neutral” has the meaning set forth in Schedule 14.7.3.

1.111“New Target” has the meaning set forth in Section 2.3.

1.112“Nominated Target” has the meaning set forth in Section 2.1.5.

1.113“Non-Breaching Party” has the meaning set forth in Section 13.2.1.

1.114“Non-Pivotal Human Clinical Trial” means an exploratory trial that has clinical efficacy, safety, pharmacodynamics or biological activity as primary endpoint which is prospectively designed to generate sufficient data that may permit commencement of Pivotal Human Clinical Trials or a similar clinical study or that otherwise satisfies the requirements of 21 CFR 312.21(b) or its foreign equivalent.

1.115“Novel Target” means a Therapeutic Target which, as of the time of the initial nomination by AbbVie of the corresponding TCR Target or TCR/Antibody Target, as applicable, as a potential Accepted Target, [***].

1.116“Original Agreement” has the meaning set forth in the recitals hereto.

1.117“Other Product” means, with respect to a Combination Product, such independently therapeutically active pharmaceutical or biologic products referenced in Section 1.40(a) or such diagnostic or other product, process, service or therapy referenced in Section 1.40(b), in each case other than the Discovery Construct.

1.118“Owned Patents” has the meaning set forth in Section 11.2.3.

1.119“Party” and “Parties” has the meaning set forth in the preamble hereto.

1.120“Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any pediatric exclusivity and other such exclusivities that are attached to patents, supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b), and (c)), and (e) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.

1.121“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.122“PHSA” means the United States Public Health Service Act, as amended from time to time.

1.123“Pivotal Human Clinical Trial” means a trial in any country conducted in accordance with GCP that is designed to establish statistically significant evidence of efficacy and safety of a Licensed Product as a basis for a BLA or that would otherwise satisfy requirements of 21 CFR 312.21(c), or its foreign equivalent.

1.124“PMDA” means Japan’s Pharmaceuticals and Medical Devices Agency and any successor agency(ies) or authority having substantially the same function.

1.125“Product Information” has the meaning set forth in Section 10.1.

1.126“Product Infringement” has the meaning set forth in Section 8.3.1.

1.127“Product Labeling” means, with respect to a Licensed Product in a country or other jurisdiction in the Territory, (a) the Regulatory Authority‑approved full prescribing information for such Licensed Product for such country or other jurisdiction, including any required patient information, and (b) all labels and other written, printed, or graphic matter upon a container, wrapper, or any package insert utilized with or for such Licensed Product in such country or other jurisdiction.

1.128“Product-Specific Harpoon Sequence Information” means Harpoon Sequence Information that is [***] a Discovery Construct and/or a Licensed Product.

1.129“Product-Specific Know-How” means all Program Know-How to the extent [***], including [***], but excluding, for clarity, (a) [***], provided that such [***] Discovery Construct and/or a Licensed Product.

1.130“Product-Specific Patents” means Program Patents that claim or cover Product-Specific Know-How.

1.131“Product Trademarks” means the Trademark(s) to be used by AbbVie or its Affiliates or its or their respective Sublicensees for the Development or Commercialization of Licensed Products in the Territory and any registrations thereof or any pending applications relating thereto in the Territory (excluding, in any event, any trademarks, service marks, names or logos that include any corporate name or logo of the Parties or their Affiliates or the term “TriTAC”).

1.132“Program Know-How” means all Information and inventions that are conceived, discovered, developed, or otherwise made by or on behalf of either Party or its Affiliates or licensees, solely or jointly with the other Party or its Affiliates or licensees, under this Agreement.

1.133“Program Patents” mean all Patents that claim or cover Program Know-How.

1.134“Proposed Future In-Licensed Rights” has the meaning set forth in Section 6.9.

1.135“Proposed Target” has the meaning set forth in Section 2.1.4.

1.136“Regulatory Approval” means, with respect to a country or other jurisdiction in the Territory, all approvals (including Drug Approval Applications), licenses, registrations, or authorizations of any Regulatory Authority necessary to Commercialize a Discovery Construct or Licensed Product in such country or other jurisdiction, including, where applicable, pricing or reimbursement approval in such country or other jurisdiction.

1.137“Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial, or local governmental or regulatory authority, agency, department, bureau, commission, council, or other entities (e.g., the FDA, EMA and PMDA) regulating or otherwise exercising authority with respect to activities contemplated in this Agreement, including the Exploitation of the Discovery Constructs or Licensed Products in the Territory.

1.138“Regulatory Documentation” means all (a) applications (including all INDs and Drug Approval Applications and other Major Regulatory Filings), registrations, licenses, authorizations, and approvals (including Regulatory Approvals), (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all regulatory drug lists, advertising and promotion documents, adverse event files, and complaint files, and (c) Clinical Data and data contained or relied upon in any of the foregoing, in each case ((a), (b), and (c)) to the extent relating to a Discovery Construct or Licensed Product.

1.139“Regulatory Exclusivity” means, with respect to any country or other jurisdiction in the Territory, an additional market protection, other than Patent protection, granted by a Regulatory Authority in such country or other jurisdiction which confers an exclusive Commercialization period during which AbbVie or its Affiliates or Sublicensees have the exclusive right to market and sell a Discovery Construct or Licensed Product in such country or other jurisdiction through a regulatory exclusivity right (e.g., new chemical entity exclusivity, new use or indication exclusivity, new formulation exclusivity, orphan drug exclusivity, or any applicable data exclusivity).

1.140“Royalty Term” means, with respect to each Licensed Product and each country or other jurisdiction in the Territory, the period beginning on the date of the First Commercial Sale of such Licensed Product in such country or other jurisdiction, and ending on the latest to occur of (a) the expiration, invalidation or abandonment date of the last Valid Claim of any Joint Program Patent, Harpoon Background Patent, Harpoon Program Patent, or Product-Specific Patent that covers [***] in such country or other jurisdiction [***] in such country or other jurisdiction (provided that (A) [***], (b) the expiration of applicable Regulatory Exclusivity in such country or other jurisdiction for such Licensed Product or (c) the [***] of the First Commercial Sale of such Licensed Product in such country or other jurisdiction.

1.141“[***]” means the [***].

1.142“Segregate” means, with respect to a [***] relating to such [***] under this Agreement, including using [***] relating to the [***]or any other [***]; provided, that, in [***] in connection with [***].

1.143“Senior Officer” means, with respect to Harpoon, its [***], and with respect to AbbVie, its [***].

1.144[***] has the meaning set forth in [***].

1.145“Sublicensee” means a Person, other than an Affiliate or a Distributor, that is granted a sublicense by AbbVie under the grants in Section 6.1 as provided in Section 6.3.

1.146[***]

1.147“T-Cell Receptor” means (i) a protein naturally expressed by a T-cell on the cell surface of a T-cell that Binds to a particular TCR Target, or any modification or derivative thereof, such as a single chain version of such protein, that Binds to such TCR Target, or (ii) such protein referenced in clause (i) expressed non-naturally by genetically engineered cells.

1.148“T-Cell Receptor Construct” means a TriTAC Construct comprising or incorporating a T-Cell Receptor as the domain that binds to a TCR Target.

1.149“Target” means a protein identified by a unique NCBI Entrez Gene Symbol and NCBI RefSeq accession number or similar information, such as its amino acid or nucleic acid sequence.  Such Target shall be deemed to include (a) any mutant or allelic variant of such protein referenced in the first sentence of this definition, including transcriptional and post-transcriptional isoforms (e.g., alternative splice variants), and post-translational modification variants (e.g., protein processing, maturation and glycosylation variants); and (b) truncated forms (including fragments thereof) of such protein or variant, in each case (clauses (a) and (b)) [***].

1.150“Target Acceptance Date” has the meaning set forth in Section 2.1.5.

1.151“Target Availability Notice” has the meaning set forth in Section 2.1.5.

1.152[***]

1.153“Target Nomination Notice” has the meaning set forth in Section 2.1.5.

1.154“TCR/Antibody Target” means either [***].  For clarity, (i) [***].

1.155“TCR Discovery Research Plan” has the meaning set forth in Section 1.57.1.

1.156“TCR Sequence Information” has the meaning set forth in Section 4.1.

1.157“TCR Target” means [***].  Such [***] shall be referred to in this Agreement as [***]. For the purposes of clarity, a given TCR Target refers to [***].  For illustrative purposes only, in the case of a [***].

1.158“Term” has the meaning set forth in Section 13.1.1.

1.159“Terminated Target” has the meaning set forth in Section 13.8.

1.160“Terminated Territory” means each Major Market with respect to which this Agreement is terminated by Harpoon pursuant to Section 13.2.2, each country with respect to which this Agreement is terminated by AbbVie pursuant to Section 13.3.2, or, if this Agreement is terminated in its entirety, the entire Territory.

1.161“Territory” means the entire world.

1.162“Therapeutic Target” means a Target that is [***].

1.163“Third Party” means any Person other than Harpoon, AbbVie and their respective Affiliates.

1.164“Third Party Claims” has the meaning set forth in Section 12.1.

1.165“Third Party Provider” has the meaning set forth in Section 4.6.

1.166“Trademark” means any word, name, symbol, color, designation or device or any combination thereof that functions as a source identifier, including any trademark, trade dress, brand mark, service mark, trade name, brand name, logo, business symbol or domain name, whether or not registered.

1.167“TriTAC Construct” means a tri-specific antigen-binding molecule that contains (a) one anti-CD3 binding domain, including [***], (b) one domain that binds to a Therapeutic Target, a TCR Target, or a TCR/Antibody Target and [***].

1.168“Unavailable Target(s)” has the meaning set forth in Section 2.1.2.

1.169“Unblocking License” means a [***] license under [***] for the sole purpose of and solely to the extent necessary to [***] as applicable, but expressly excluding (a) any rights to any [***].

1.170“United States” or “U.S.” means the United States of America and its territories and possessions (including the District of Columbia and Puerto Rico).

1.171“Valid Claim” means a claim of any [***] whose validity, enforceability, or patentability has not been rendered invalid by any of the following: (a) irretrievable lapse, abandonment, revocation, dedication to the public, or disclaimer; or (b) a holding, finding, or decision of invalidity, unenforceability, or non-patentability by a court, governmental agency, national or regional patent office, or other appropriate body that has competent jurisdiction, such holding, finding, or decision being final and unappealable or unappealed within the time allowed for appeal.

1.172“Voting Stock” has the meaning set forth in the definition of “Change in Control.”

1.173“Withholding Amount” has the meaning set forth in Section 7.9.

1.174“Withholding Party” has the meaning set forth in Section 7.9.

1.175“Working Group” has the meaning set forth in Section 3.4.

ARTICLE 2
TARGET NOMINATION [***]

2.1Target Nomination.

2.1.1AbbVie has the right to select, in its sole discretion, a total of up to two (2) TCR Targets and six (6) TCR/Antibody Targets as Accepted Targets under this Agreement, in each case, as set forth in the remainder of this Section 2.1.1.

(a)Subject to this ARTICLE 2, [***] AbbVie has the right to select, in its sole discretion, a total of up to [***] TCR Targets as Accepted Targets under this Agreement for purposes of Development and Commercialization of Discovery T-Cell Receptor Constructs and Licensed Products incorporating Discovery T-Cell Receptor Constructs.  The first such TCR Target must be initially nominated by AbbVie no later than [***] following the Effective Date and the second such TCR Target must initially be nominated by AbbVie no later than [***] following the Effective Date.  [***]

(b)Subject to this ARTICLE 2, [***], AbbVie has the right to select, in its sole discretion, a total of up to [***] TCR/Antibody Targets as Accepted Targets under this Agreement for purposes of Development and Commercialization of Discovery Constructs and Licensed Products.  Such TCR/Antibody Targets must each initially be nominated by AbbVie no later than [***] following the Amended Effective Date.

(c)In addition, subject to this ARTICLE 2, in partial consideration for the payments set forth in this Section 2.1.1(c), AbbVie has the right, in its sole discretion, to select a total of up to [***] additional TCR/Antibody Targets as Accepted Targets under this Agreement for purposes of Development and Commercialization of Discovery Constructs and Licensed Products, which TCR/Antibody Targets must each initially be nominated by AbbVie no later than [***] following the Amended Effective Date.  Within [***] after each TCR/Antibody Target selected under this Section 2.1.1(c) becomes an Accepted Target pursuant to Section 2.1.5, AbbVie shall pay to Harpoon a one-time amount of Ten Million Dollars ($10,000,000).  For clarity, the maximum aggregate amount payable by AbbVie under this Section 2.1.1(c) is Forty Million Dollars ($40,000,000) if AbbVie exercises its right to nominate four (4) additional TCR/Antibody Targets under this Section 2.1.1(c) that become Accepted Targets.

2.1.2Promptly, but in no case later than [***], after the Effective Date, Harpoon shall [***] set forth in [***] 2.1.4], and 2.1.5, including (a) [***], in accordance with Section 2.1.3, a list of Therapeutic Targets that are not available for nomination by AbbVie under this Agreement (“Unavailable Targets”) and (b) [***] whether Proposed Targets and Nominated Targets are on the list of

Unavailable Targets.  [***].  The identity of the Unavailable Targets is deemed to be the Confidential Information of Harpoon and the identity of the [***] Proposed Targets, and Nominated Targets is deemed to be the Confidential Information of AbbVie.

2.1.3As of the Amended Effective Date, the Unavailable Targets are the Therapeutic Targets set forth on Schedule 2.1.3.  [***] shall maintain an up-to-date list of Unavailable Targets in accordance with the following:

(a)Notwithstanding anything to the contrary herein, the list of Unavailable Targets shall in no event [***] at any time prior to the date that is [***] after the Amended Effective Date

(b)Subject to Section 2.1.3(a), the list of Unavailable Targets shall be limited to (i) Therapeutic Targets [***] with respect to [***], (ii) Therapeutic Targets covered by [***] or (iii) Therapeutic Targets that are the [***] such Therapeutic Target, provided, however, that such Therapeutic Target may [***], not to exceed: (A) [***] and such [***], if Harpoon and such [***], provided, that, such [***]  In addition, subject to Section 2.1.3(a), if Harpoon [***], in each such case (clauses (A) through (C)) with respect to a [***], then the Therapeutic Target [***] shall be deemed to be an Unavailable Target.

(c)Harpoon shall [***].

2.1.4Prior to nomination of a Target (whether pursuant to Section 2.1.5, 2.2 or 2.3), AbbVie may, in its discretion, disclose a Target it is considering for potential nomination (a “Proposed Target”) [***] and request in writing that [***]

[***] if the Proposed Target is on the list of Unavailable Targets.  Within [***] following the [***] of a Proposed Target from AbbVie, [***] whether such Nominated Target is on the list of Unavailable Targets and notify AbbVie in writing whether such Proposed Target is or is not on the list of Unavailable Targets.  Notwithstanding anything herein to the contrary (a) AbbVie shall have no obligation to nominate any Proposed Targets and (b) in no way shall a request by AbbVie with respect to a Proposed Target under this Section 2.1.4 be deemed to be a nomination of the Target as an Accepted Target (and such Target shall not be considered nominated unless and until it is formally nominated in accordance with the terms and conditions set forth in Section 2.1.5).

2.1.5To nominate a TCR Target or TCR/Antibody Target as an Accepted Target, AbbVie shall [***] a confidential written description of the Therapeutic Target] (the “Nominated Target”) corresponding to such TCR Target or TCR/Antibody Target, as applicable, including, to the extent available, the NCBI Entrez Gene Symbol and NCBI RefSeq accession number and the amino acid sequence for such Therapeutic Target (the “Target Nomination Notice”).  Within [***] following [***] receipt of the Target Nomination Notice with respect to a Nominated Target, [***] whether such Nominated Target is on the list of Unavailable Targets and notify AbbVie in writing (“Target Availability Notice”) whether such Nominated Target is or is not on the list of Unavailable Targets.  If the Target Availability Notice indicates that the Nominated Target is not on the list of Unavailable Targets, then the TCR Target or TCR/Antibody Target, as applicable, corresponding to such Nominated Target shall automatically be designated as an “Accepted Target” on the date of AbbVie’s receipt of the Target Availability Notice (the “Target Acceptance Date”), and the Parties will have all rights and obligations hereunder in connection with such Accepted Target (including exclusivity in accordance with Section 6.8) as of the Target Acceptance Date.  If the Target Availability Notice indicates that the Nominated Target is on the list of Unavailable Targets, then (a) [***] and (b) AbbVie shall have the right to nominate an alternative Nominated Target (or the same Nominated Target, if it becomes available) in accordance with this Section 2.1.5 on or prior to the later of (i) the applicable deadline set forth in Section 2.1.1 or (ii) the date that is [***] after AbbVie’s receipt of such Target Availability Notice notwithstanding the deadline set forth in Section 2.1.1.  In the event that [***]such Nominated Target [***].  In all cases, Harpoon acknowledges and agrees that if AbbVie is the first Person to submit a Target Nomination Notice for a Nominated Target, then unless such Nominated Target is subject to an Internal Reserved Program, the TCR Target or TCR/Antibody Target, as applicable, corresponding to such Nominated Target will, subject to the terms of this Agreement, be deemed an Accepted Target.

2.2[***]

2.3[***].

2.4Effect of [***] or [***]

.  In the event of a [***]
[***]

ARTICLE 3

COLLABORATION MANAGEMENT

3.1Joint Research Committee

.

3.1.1Formation.  Within [***] after the Effective Date, the Parties shall establish a joint research committee (the “Joint Research Committee” or “JRC”).  The JRC shall consist of [***] representatives from each of the Parties, each with the requisite experience and seniority to enable such person to make decisions on behalf of the Parties with respect to the issues falling within the jurisdiction of the JRC.  From time to time, each Party may substitute [***] or more of its representatives to the JRC on written notice to the other Party.  [***] shall select from its representatives the chairperson for the JRC.  From time to time, [***]

3.1.2Specific Responsibilities.  The JRC shall develop the strategies for and oversee the research and discovery related activities relating to the conversion of Discovery T-Cell Receptors into Discovery T-Cell Receptor Constructs and Discovery Antibodies into Discovery Antibody Constructs, as applicable, in accordance with the applicable Discovery Research Plan, and shall serve as a forum for the coordination of such activities.  In particular, the JRC shall:

(a)periodically (no less often than [***]) review and serve as a forum for discussing the Discovery Research Plan for each Accepted Target, and review and approve amendments thereto;

(b)serve as a forum for discussion of results from the conduct of the Discovery Research Activities;

(c)[***]

(d)establish secure access methods (such as secure databases) for each Party to access research and discovery and other JRC related Information as contemplated under this Agreement; and

(e)perform such other functions as are set forth herein or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.

3.2General Provisions Applicable to the JRC

.

3.2.1Meetings and Minutes.  The JRC shall meet quarterly, or in each case as otherwise agreed to by the Parties, with the location of such meetings alternating between locations designated by Harpoon and locations designated by AbbVie.  The Alliance Manager shall be permitted to attend any such JRC meetings.  The chairperson of the JRC shall be responsible for calling meetings on no less than [***] notice.  Each Party shall make all proposals for agenda items and shall provide all appropriate information with respect to such proposed items at least [***] in advance of the applicable meeting; provided, that under exigent circumstances requiring input by the JRC, a Party may provide its agenda items to the other Party within a shorter period of time in advance of the meeting, or may propose that there not be a specific agenda for a particular meeting, so long as the other Party consents to such later addition of such agenda items or the absence of a specific agenda for such meeting.  The chairperson of the JRC shall prepare and circulate for review and approval of the Parties minutes of each meeting within [***] after the meeting.  The Parties shall agree on the minutes of each meeting promptly, but in no event later than the next meeting of the JRC.

3.2.2Procedural Rules.  The JRC shall have the right to adopt such standing rules as shall be necessary for its work, to the extent that such rules are not inconsistent with this Agreement.  A quorum of the JRC shall exist whenever there is present at a meeting [***] appointed by each Party.  Representatives of the Parties on the JRC may attend a meeting either in person or by telephone, video conference or similar means in which each participant can hear what is said by, and be heard by, the other participants.  Representation by proxy shall be allowed.  The JRC shall take action by consensus of the representatives present at a meeting at which a quorum exists, with each Party having a single vote irrespective of the number of representatives of such Party in attendance, or by a written resolution signed by [***] appointed by each Party.  Employees or consultants of either Party that are not representatives of the Parties on the JRC may attend meetings of the JRC; provided, that such attendees (i) shall not vote or otherwise participate in the decision-making process of the JRC, and (ii) are bound by obligations of confidentiality and non-disclosure equivalent to those set forth in ARTICLE 10.

3.2.3Dispute Resolution.  If the JRC cannot, or does not, reach consensus on an issue, then the dispute shall first be referred to the Senior Officers of the Parties, who shall confer in good faith on the resolution of the issue.  Any final decision mutually agreed to by the Senior Officers shall be conclusive and binding on the Parties.  If the Senior Officers are not able to agree on the resolution of any such issue within [***] after such issue was first referred to them, then, such dispute shall be finally and definitively resolved by [***]; provided, however, that [***] provided, further, that [***] for the purposes of this Section.  Disputes arising between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith, and that are outside of the jurisdiction of the JRC, shall be resolved pursuant to Section 14.7.

3.2.4Limitations on Authority.  Each Party shall retain the rights, powers, and discretion granted to it under this Agreement and no such rights, powers, or discretion shall be delegated to or vested in the JRC unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing.  The JRC shall not have the power to amend, modify, or waive compliance with this Agreement, which may only be amended or modified as provided in Section 14.9 or compliance with which may only be waived as provided in Section 14.12.

3.2.5Alliance Manager.  Each Party shall appoint a person(s) who shall oversee contact between the Parties for all matters between meetings of the JRC and shall have such other responsibilities as the Parties may agree in writing after the Effective Date (each, an “Alliance Manager”).  Each Party may replace its Alliance Manager at any time by notice in writing to the other Party.

3.2.6Discontinuation of the JRC.  Upon completion of the applicable Discovery Research Plan for a given Accepted Target, the JRC shall have no further responsibilities or authority under this Agreement with respect to that Accepted Target and the associated Discovery Constructs and Licensed Products.  Once the applicable Discovery Research Plan has been completed for [***], the JRC will be considered fully dissolved by the Parties.  Additionally, in the event of a Change in Control of Harpoon involving a Competitor, AbbVie shall have the right at any time and for any reason, effective upon written notice, to disband the JRC pursuant to Section 14.2.  In the event that the JRC is disbanded pursuant to Section 14.2, (a) any information, documents or reports that a Party is otherwise required to provide to the JRC pursuant to this Agreement shall be provided directly to the other Party and (b) any matters delegated to the JRC shall be made by mutual agreement of the Parties, subject to the dispute resolution provisions of Section 3.2.3.

3.3Interactions Between a Committee and Internal Teams

.  The Parties recognize that each Party possesses an internal structure (including various committees, teams and review boards) that will be involved in administering such Party’s activities under this Agreement.  Nothing contained in this Article shall prevent a Party from making routine day-to-day decisions relating to the conduct of those activities for which it has a performance or other obligations hereunder, in each case in a manner consistent with the then-current applicable Discovery Research Plan and the terms and conditions of this Agreement.

3.4Working Groups

.  From time to time, the JRC may establish and delegate duties to sub-committees or directed teams (each, a “Working Group”) on an “as-needed” basis to oversee particular projects or activities (for example, joint project team, joint finance group, and/or joint intellectual property group).  Each such Working Group shall be constituted and shall operate as the JRC determines; provided that each Working Group shall have equal representation from each Party, unless otherwise mutually agreed.  Working Groups may be established on an ad hoc basis for purposes of a specific project or on such other basis as the JRC may determine.  Each Working Group and its activities shall be subject to the oversight, review and approval of, and shall report to, the JRC.  In no event shall the authority of the Working Group exceed that specified for the JRC.  All decisions of a Working Group shall be by consensus.  Any disagreement between the designees of AbbVie and Harpoon on a Working Group shall be referred to the JRC for resolution.

3.5Expenses

.  Each Party shall be responsible for all travel and related costs and expenses for its members and other representatives to attend meetings of, and otherwise participate on, the JRC or any Working Group.

ARTICLE 4
DEVELOPMENT AND REGULATORY

4.1Sequence Delivery

.

4.1.1For each Accepted Target that was selected by AbbVie pursuant to Section 2.1.1(a), AbbVie will deliver to Harpoon the [***] Controlled by AbbVie that Bind to such Accepted Target (each, a “Discovery T-Cell Receptor”), together with related materials and data as set forth in the TCR Discovery Research Plan (collectively, with respect to the applicable Accepted Target, the “TCR Sequence Information”), within [***]s following the applicable Target Acceptance Date.

4.1.2For each Accepted Target that was selected by AbbVie pursuant to Sections 2.1.1(b) or 2.1.1(c), AbbVie, in its sole discretion, will initially deliver to Harpoon either (a) the TCR Sequence Information with respect to such Accepted Target or (b) [***] (each, a “Discovery Antibody”), [***] as set forth in the Antibody Discovery Research Plan (collectively, with respect to the applicable Accepted Target, the “Antibody Sequence Information”), in each case (a) and (b), within [***] following the applicable Target Acceptance Date.

4.1.3On an [***], AbbVie may request by written notice to Harpoon [***], that Harpoon [***].  [***] shall be included in the Discovery Research Activities for such Accepted Target.

4.2Creation of Discovery Constructs

.  For each Accepted Target (including any [***] or New Target), Harpoon shall carry out the Discovery Research Activities.  Following delivery by AbbVie of the TCR Sequence Information or Antibody Sequence Information, as applicable, with respect to an Accepted Target, Harpoon will create and evaluate against the Discovery Construct Success Criteria [***] Discovery T-Cell Receptor Constructs per Discovery T-Cell Receptor or such number of Discovery Antibody Constructs per Discovery Antibody, as applicable, per Accepted Target that are anticipated to be generated in accordance with the applicable Discovery Research Plan and timeline set forth therein. The applicable Discovery Research Plan shall be conducted over a period of up to [***] from receipt of such TCR Sequence Information or Antibody Sequence Information, as applicable, for each Accepted Target (or from the date of completion by Harpoon of Stage 1 of the Antibody Discovery Research Plan, if applicable).  Notwithstanding the foregoing, Harpoon shall not be required to conduct Discovery Research Activities concurrently for more than [***] Accepted Targets.  If Harpoon[***]with respect to a

[***](i.e. above such [***] Accepted Targets) based on the foregoing sentence, [***] shall be [***].  Following the completion of such Discovery Research Activities for an Accepted Target, Harpoon shall deliver to AbbVie, by the applicable Discovery Construct Delivery Deadline, [***] (collectively, the “Accepted Target Deliverables”).  Upon delivery of the Accepted Target Deliverables with respect to an Accepted Target, Harpoon shall have completed all of its obligations under the applicable Discovery Research Plan with respect to such Accepted Target, and thereafter AbbVie shall evaluate whether the Discovery Construct Success Criteria have been met.  If Harpoon is in material breach of its obligation to perform any Discovery Research Activities and fails to remedy such breach within [***] after written notice thereof from AbbVie, [***].  In the event of such [***].  Notwithstanding the foregoing, if [***] following the date [***] such [***].  The Parties acknowledge and agree that in the event [***].  If AbbVie so [***], to the extent reasonably requested by AbbVie and permitted under the terms and conditions of [***], [***] to the extent [***]. Following AbbVie’s receipt of the Accepted Target Deliverables, AbbVie will evaluate whether the Discovery Construct Success Criteria have been met.  If AbbVie determines in good faith that the Discovery Construct Success Criteria have not been met by any of the Discovery Constructs for an Accepted Target, [***]of AbbVie’s receipt of the Accepted Target Deliverables for such Accepted Target, provide written notice to Harpoon identifying the deficiencies and Harpoon will[***] to AbbVie in accordance with this Section 4.2.

4.3Development of Discovery Constructs and Licensed Products

.  For each Accepted Target, following the applicable Target Acceptance Date, except for Harpoon’s responsibilities in the conduct of the applicable Discovery Research Plan, AbbVie shall have the sole right to Develop and Manufacture (and shall control all aspects of Development and Manufacturing), including seeking Regulatory Approvals for, Discovery Constructs and Licensed

Products in the Field and in the Territory and, for clarity, Harpoon and its Affiliates shall have no right to do so.  For each Accepted Target, following the creation of the applicable Discovery Constructs, AbbVie shall use Commercially Reasonable Efforts to Develop and obtain Regulatory Approval for a Licensed Product for at least one Indication for use in [***] Major Market.  For the purposes of clarity, AbbVie’s obligation to Develop and obtain Regulatory Approval for a Licensed Product as set forth in this Section 4.3 shall be satisfied by AbbVie’s Commercially Reasonable Efforts to Develop a Licensed Product directed to [***].  AbbVie shall have the right to satisfy its diligence obligations under this Section 4.3 through its Affiliates or Sublicensees.  Except as set forth in this Section 4.3, AbbVie shall have no other diligence obligations, express or implied, with respect to the Development of the Discovery Constructs or Licensed Products with respect to such Accepted Target in the Territory.  For each Accepted Target, following the applicable Target Acceptance Date and until submission of a BLA for a Licensed Product directed to such Accepted Target in a Major Market, AbbVie will provide to Harpoon annual reports within [***] after the end of each Calendar Year summarizing the key Development activities undertaken and summarizing the results achieved with respect to the applicable Discovery Constructs and Licensed Products during such Calendar Year, and Harpoon shall provide the JRC with interim updates on such activities and results at its regularly scheduled meetings.

4.4Supply of Technology for Development Purposes

.  On an Accepted Target-by-Accepted Target basis:

(a)Harpoon shall, and shall cause its Affiliates to, [***], disclose and make available to AbbVie (which obligation may be satisfied by granting personnel designated by AbbVie controlled access to an electronic data room), in such form as maintained by Harpoon in the ordinary course of business, [***] for AbbVie’s Development of the Discovery Constructs (including sequence information), [***] of the Discovery Constructs pursuant to Section 4.2 and [***] of the development, making, conception, or reduction to practice of such [***]

(b)Harpoon shall provide AbbVie with all reasonable assistance required in order to transfer to AbbVie the [***] required to be produced pursuant to clause (a) above, in each case in a timely manner, and shall assist AbbVie with respect to the [***].  Without prejudice to the generality of the foregoing, if visits of Harpoon’s representatives to AbbVie’s facilities are reasonably requested by AbbVie for purposes of transferring [***]

[***] to AbbVie or for purposes of providing AbbVie the assistance referenced in the preceding sentence, Harpoon shall send appropriate representatives to AbbVie’s facilities.  For each Accepted Target, Harpoon shall provide [***]pursuant to this Section 4.4 [***] and AbbVie shall reimburse Harpoon for all out-of-pocket travel and related expenses incurred pursuant to this Section 4.4; any additional consulting time shall be performed and compensated as mutually agreed by the Parties in writing.

(c)The Parties may, each in their sole discretion, elect to collaboratively develop [***], subject to the negotiation of a mutually agreed upon separate agreement.

4.5Expenses and Invoicing

.  Except as expressly set forth in this Agreement, each Party shall bear all costs and expenses associated with the Development activities for which such Party is responsible under this Agreement and the applicable Discovery Research Plan; provided, that [***] pursuant to (including the limitations set forth in) Section 4.2.  If AbbVie [***] in accordance with Section 4.2, then [***] associated with [***], and, Harpoon shall [***].

4.6Subcontracting

.  Each Party shall have the right to subcontract any of its Development activities to a Third Party (a “Third Party Provider”); provided, that [***] to such Third Party Provider and the activities to be subcontracted [***] sufficient for Harpoon to comply with the applicable terms and conditions of this Agreement, including the confidentiality provisions of ARTICLE 10.

4.7Regulatory Matters

.

4.7.1Regulatory Activities.

(a)As between the Parties, AbbVie, at its sole expense, shall have the sole right to prepare, obtain, and maintain the Drug Approval Applications (including the setting of the overall regulatory strategy therefor), other Regulatory Approvals and other regulatory submissions, and to conduct communications with the Regulatory Authorities, for Discovery Constructs or Licensed Products in the Territory (which shall include filings of or with respect to INDs and other filings or communications with the Regulatory Authorities).  Harpoon shall support AbbVie, as may be reasonably necessary, in obtaining Regulatory Approvals for the Licensed Products, and in the activities in support thereof, including providing necessary documents or other materials required by Applicable Law to obtain Regulatory Approvals, in each case in accordance with the terms and conditions of this Agreement and the Discovery Research Plans.

(b)All Regulatory Documentation (including all Regulatory Approvals and Product Labeling) specifically relating to the Discovery Constructs or Licensed Products with respect to the Territory shall be owned by, and shall be the sole property and held in the name of, AbbVie or its designated Affiliate, Sublicensee or designee.  Harpoon shall duly execute and deliver, or cause to be duly executed and delivered, such instruments and shall do and cause to be done such acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary under, or as AbbVie may reasonably request in connection with, or to carry out more effectively the purpose of, or to better assure and confirm unto AbbVie its rights under, this Section.

4.7.2Recalls.  AbbVie shall make every reasonable effort to notify Harpoon promptly following its determination that any event, incident, or circumstance has occurred that may result in the need for a recall, market suspension, or market withdrawal of a Licensed Product in the Territory, and shall include in such notice the reasoning behind such determination, and any supporting facts.  AbbVie (or its Sublicensee) shall have the right to make the final determination whether to voluntarily implement any such recall, market suspension, or market withdrawal in the Territory.  If a recall, market suspension, or market withdrawal is mandated by a Regulatory Authority in the Territory, AbbVie (or its Sublicensee) shall initiate such a recall, market suspension, or market withdrawal in compliance with Applicable Law.  For all recalls, market suspensions or market withdrawals undertaken pursuant to this Section 4.7.2, AbbVie (or its Sublicensee) shall be solely responsible for the execution thereof, and Harpoon shall reasonably cooperate in all such recall efforts, at AbbVie’s expense.

4.7.3Compliance.  Each Party shall perform or cause to be performed, any and all of its Discovery Research Activities in good scientific manner and in compliance with all Applicable Law.

4.7.4Records.

(a)Each of Harpoon and AbbVie shall, and shall ensure that its Third Party Providers, maintain records in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, and in compliance with Applicable Law, which shall be complete and accurate and shall properly reflect all work done and results achieved in the performance of its designated Discovery Research Activities which shall record only such activities and shall not include or be commingled with records of activities outside the scope of this Agreement.  Such records shall be retained by Harpoon or AbbVie, as the case may be, [***], or for such longer period as may be required by Applicable Law.  Upon request, Harpoon shall provide copies of the records it has maintained pursuant to this Section 4.7.4 to AbbVie.  AbbVie shall maintain such records and the information disclosed therein in confidence in accordance with ARTICLE 10.

(b)AbbVie shall have the right, [***] to inspect and copy all records of Harpoon maintained pursuant to Section 4.7.4.  AbbVie shall maintain such records and the information disclosed therein in confidence in accordance with ARTICLE 10.

ARTICLE 5
COMMERCIALIZATION

5.1In General

.  AbbVie (itself or through its Affiliates or Sublicensees) shall have the sole right to Commercialize Discovery Constructs and Licensed Products in the Territory at its own cost and expense.

5.2Commercialization Diligence

.  For each Accepted Target, AbbVie shall use Commercially Reasonable Efforts to Commercialize one Licensed Product in [***] Major Market following receipt of Regulatory Approval therefor in such Major Market; provided, that (a) such obligation is expressly conditioned upon (i) Harpoon’s and its Affiliates’ performing their respective obligations hereunder, (ii) [***] and (iii) the [***].  For the purposes of clarity, AbbVie’s obligation to Commercialize a Licensed Product as set forth in this Section 5.2 shall be satisfied by AbbVie’s Commercially Reasonable Efforts to Commercialize a Licensed Product directed to [***].  Harpoon acknowledges and agrees that, in addition to the foregoing, (A) the Commercialization of Licensed Product may, subject to Section 14.1, be delayed, suspended or otherwise modified by AbbVie in response to circumstances outside the reasonable control of AbbVie, including force majeure events, (B) AbbVie shall have the right to satisfy its diligence obligations under this Section through its Affiliates or Sublicensees, and [***].  With respect to a particular Accepted Target, in the event that AbbVie decides to discontinue the development or commercialization of a Discovery Construct or Licensed Product in favor of another Discovery Construct or Licensed Product, its obligations under this Section shall cease with respect to such initial Discovery Construct or Licensed Product in favor of such other Discovery Construct or Licensed Product.  Harpoon further acknowledges that AbbVie is in the business of Exploiting products and nothing in this Agreement shall be construed as restricting such business or imposing on AbbVie the duty to Exploit any Licensed Product for which royalties are payable hereunder to the exclusion of, or in preference to, any other product, or in any way other than in accordance with its normal commercial practices.  If at any time Harpoon has a reasonable basis to believe that AbbVie is in material breach of its material obligations under this

Section, then Harpoon may so notify AbbVie, specifying the basis for its belief, and the Parties shall meet within [***] after such notice to discuss in good faith Harpoon’s concerns.

5.3Booking of Sales; Distribution

.  AbbVie shall have the sole right to invoice and book sales, establish all terms of sale (including pricing and discounts) and warehousing, and distribute the Licensed Products in the Territory and to perform or cause to be performed all related services.  AbbVie shall handle all returns, recalls, or withdrawals, order processing, invoicing, collection, distribution, and inventory management with respect to the Licensed Products in the Territory.

5.4Product Trademarks

.  AbbVie shall have the sole right to determine and own the Product Trademarks to be used with respect to the Exploitation of the Licensed Products on a worldwide basis.  Harpoon shall not, and shall not permit its Affiliates to, attack, dispute, or contest the validity of or ownership of such Product Trademark anywhere in the Territory or any registrations issued or issuing with respect thereto or use in their respective businesses, any Trademark that is confusingly similar to, misleading or deceptive with respect to or that dilutes any (or any part) of the Product Trademarks.  Notwithstanding the foregoing, to the extent required by Applicable Law in a country or other jurisdiction in the Territory, the promotional materials, packaging, and Product Labeling for the Licensed Products used by AbbVie and its Affiliates in connection with the Licensed Products in such country or other jurisdiction shall contain (a) the corporate name of Harpoon (and to the extent required, Harpoon grants AbbVie a license, with the right to sublicense, to use the same for such purpose), and (b) the logo and corporate name of the manufacturer (if other than AbbVie or an Affiliate).

5.5Commercial Supply of Discovery Constructs or Licensed Products

.  As between the Parties, AbbVie shall have the sole right, at its expense, to Manufacture (or have Manufactured) and supply Discovery Constructs and Licensed Products for commercial sale in the Territory by AbbVie and its Affiliates and Sublicensees.

ARTICLE 6
GRANT OF RIGHTS

6.1Grants to AbbVie

.

6.1.1Upon the Effective Date, Harpoon (on behalf of itself and its Affiliates) hereby grants to AbbVie, on an Accepted Target-by-Accepted Target basis:

(a)an exclusive (including with regard to Harpoon and its Affiliates, except as provided in Section 6.6) license (or sublicense), with the right to grant sublicenses in accordance with Section 6.3, under the Harpoon Background Patents, the Harpoon Program Patents, the Harpoon Background Know-How, the Harpoon Program Know-How and Harpoon’s interests in the Joint Program Patents and the Joint Program Know-How, to Exploit the Discovery T-Cell Receptor Constructs and Licensed Products comprising or containing Discovery T-Cell Receptor Constructs in the Field in the Territory;

(b)an exclusive (including with regard to Harpoon and its Affiliates, except as provided in Section 6.6) license and right of reference, with the right to grant sublicenses and further rights of reference in accordance with Section 6.3, under the Regulatory Approvals and any other Regulatory Documentation that Harpoon or its Affiliates may Control with respect to the Discovery T-Cell Receptor Constructs or Licensed Products comprising or containing Discovery T-Cell Receptor Constructs as necessary for purposes of Exploiting the Discovery T-Cell Receptor Constructs and Licensed Products comprising or containing Discovery T-Cell Receptor Constructs in the Field in the Territory;

(c)a non-exclusive, royalty-free license, with the right to grant sublicenses in accordance with Section 6.3, under the Harpoon Background Patents, the Harpoon Program Patents, the Harpoon Background Know-How, the Harpoon Program Know-How and Harpoon’s interests in the Joint Program Patents and the Joint Program Know-How, to conduct Discovery Research Activities assumed by AbbVie in accordance with Sections 4.2 (if any); and

6.1.2Upon the Amended Effective Date, Harpoon (on behalf of itself and its Affiliates) hereby grants to AbbVie, on an Accepted Target-by-Accepted Target basis:

(a)an exclusive (including with regard to Harpoon and its Affiliates, except as provided in Section 6.6) license (or sublicense), with the right to grant sublicenses in accordance with Section 6.3, under the Harpoon Background Patents, the Harpoon Program Patents, the Harpoon Background Know-How, the Harpoon Program Know-How and Harpoon’s interests in the Joint Program Patents and the Joint Program Know-How, to Exploit the Discovery Antibody Constructs and Licensed Products comprising or containing Discovery Antibody Constructs in the Field in the Territory; and

(b)an exclusive (including with regard to Harpoon and its Affiliates, except as provided in Section 6.6) license and right of reference, with the right to grant sublicenses and further rights of reference in accordance with Section 6.3, under the Regulatory Approvals and any other Regulatory Documentation that Harpoon or its Affiliates may Control with respect to the Discovery Antibody Constructs or Licensed Products comprising or containing Discovery Antibody Constructs as necessary for purposes of Exploiting the Discovery Antibody Receptor Constructs and Licensed Products comprising or containing Discovery Antibody Constructs in the Field in the Territory.

6.1.3The grants set forth in Section 6.1.1 and Section 6.1.2 will automatically come into full force and effect on the Target Acceptance Date for such Accepted Target without any further action required by either Party under this Agreement.

6.2Grants to Harpoon

.

6.2.1Upon the Effective Date, AbbVie hereby grants to Harpoon, on an Accepted Target-by-Accepted Target basis, a non-exclusive, royalty-free license, without the right to grant sublicenses (other than to permitted subcontractors of Harpoon in accordance with Section 4.6), under the AbbVie Background Patents, AbbVie Background Know-How, AbbVie Program Patents, AbbVie Program Know-How, and AbbVie’s interests in the Joint Program Patents and the Joint Program Know-How to Develop and Manufacture the Discovery T-Cell Receptor Constructs in the Territory solely for purposes of performing its obligations as set forth in, and subject to, the Discovery Research Plans.

6.2.2Upon the Amended Effective Date, AbbVie hereby grants to Harpoon, on an Accepted Target-by-Accepted Target basis, a non-exclusive, royalty-free license, without the right to grant sublicenses (other than to permitted subcontractors of Harpoon in accordance with Section 4.6), under the AbbVie Background Patents, AbbVie Background Know-How, AbbVie Program Patents, AbbVie Program Know-How, and AbbVie’s interests in the Joint Program Patents and the Joint Program Know-How to Develop and Manufacture the Discovery Antibody Constructs in the Territory solely for purposes of performing its obligations as set forth in, and subject to, the Discovery Research Plans.

6.2.3The grant set forth in Section 6.2.1 and Section 6.2.2 will automatically come into full force and effect on the Target Acceptance Date for such Accepted Target without any further action required by either Party under this Agreement.

6.3Sublicenses

.  AbbVie shall have the right to grant sublicenses (or further rights of reference), through multiple tiers of sublicensees, under the licenses and rights of reference granted in Section 6.1, to its Affiliates and other Persons; provided that any such sublicenses shall be consistent with the terms and conditions of this Agreement and AbbVie shall remain liable for its obligations under this Agreement and for the performance of all sublicensees.  AbbVie shall provide Harpoon with a copy of any such sublicense agreement within [***] after the execution thereof, which copy may be redacted with respect to information not pertinent to compliance with this Agreement.

6.4Distributorships

.  . AbbVie shall have the right, in its sole discretion, to appoint its Affiliates, and AbbVie and its Affiliates shall have the right, in their sole discretion, to appoint any other Persons, in the Territory or in any country or other jurisdiction of the Territory, to distribute, market, and sell the Licensed Products.  Where AbbVie or its Affiliates appoints such a Person and such Person is not an Affiliate of AbbVie and does not have rights to, and does not, Manufacture any Licensed Product (except solely to package or label such Licensed Product purchased in bulk form from AbbVie or its Affiliates), that Person shall be a “Distributor” for purposes of this Agreement.

6.5Co-Promotion Rights

.  .  For purposes of clarity, AbbVie and its Affiliates shall have the right, in their sole discretion, to co-promote the Licensed Products with any other Person(s), or to appoint one (1) or more Third Parties to promote the Licensed Products without AbbVie in all or any part of the Territory.

6.6Retention of Rights

.

6.6.1Notwithstanding the exclusive licenses granted to AbbVie pursuant to Section 6.1, Harpoon retains the right to practice under the Harpoon Background Patents, the Harpoon Program Patents, the Harpoon Background Know-How, the Harpoons Program Know-How, Harpoon’s interests in the Joint Program Patents and the Joint Program Know-How, Regulatory Approvals and any other Regulatory Documentation (a) to perform (and to sublicense Third Parties to perform as permitted hereunder) its obligations under this Agreement and (b) for any purpose outside the scope of the licenses and rights granted pursuant to Section 6.1, including to Exploit any products or services other than Discovery Constructs and Licensed Products subject to Section 6.8.1.  Except as expressly provided herein, Harpoon grants no other right or license, including any rights or licenses to the Harpoon Background Patents, the Harpoon Program Patents, the Harpoon Background Know-How, the Harpoon Program Know-How, Harpoon’s interests in the Joint Program Patents and the Joint Program Know-How, the Regulatory Documentation or any other Patent or intellectual property rights not otherwise expressly granted herein.

6.6.2Except as expressly provided herein, AbbVie grants no other right or license, including any rights or licenses to the AbbVie Background Patents, the AbbVie Program Patents, the AbbVie Background Know-How, the AbbVie Program Know-How, the Regulatory Documentation, or any other Patent or intellectual property rights not otherwise expressly granted herein.

6.7Confirmatory Patent License

.  Harpoon shall if requested to do so by AbbVie immediately enter into confirmatory license agreements consistent with this Agreement in the form or substantially the form reasonably requested by AbbVie for purposes of recording the licenses granted under this Agreement with such patent offices in the Territory as AbbVie considers appropriate.  Until the execution of any such confirmatory licenses, so far as may be legally possible, Harpoon and AbbVie shall have the same rights in respect of the Harpoon Background Patents, Harpoon Program Patents and Joint Program Patents and be under the same obligations to each other in all respects as if the said confirmatory licenses had been executed.

6.8Exclusivity with Respect to the Territory

.

6.8.1Harpoon shall not, and shall cause its Affiliates not to, on an Accepted Target-by-Accepted Target basis, beginning on the applicable Target Acceptance Date until the termination or expiration of this Agreement with respect to the applicable Accepted Target (including by [***] or [***]), (a) directly or indirectly, whether alone or together with a Third Party, [***] for any purpose except [***], (b) directly or indirectly, develop, commercialize or manufacture any Competing Product in any country or other jurisdiction in the Territory, or (c) license, authorize, appoint, or otherwise enable any Third Party to directly or indirectly, develop, commercialize or manufacture any Competing Product in any country or other jurisdiction in the Territory.

6.8.2Notwithstanding the provisions of Section 6.8.1, if, during the Term, [***].

6.8.3From the Amended Effective Date until [***] after the Amended Effective Date, Harpoon shall not, and shall cause its Affiliates not to [***], or is intended for use against, [***]or otherwise [***] any other action that would preclude a [***].

6.9In-License Agreements

.  Neither Harpoon nor any of its Affiliates shall, [***] enter into any agreement with a Third Party (a) during the Term, related to Information, Regulatory Documentation, materials, Patents, or other intellectual other property rights [***], provided that, for clarity, the foregoing shall not restrict Harpoon or its Affiliates from entering into any agreement with a Third Party related to Information, Regulatory Documentation, materials, Patents, or other intellectual other property rights directed [***].  Subject to Section 8.6, if Harpoon or any of its Affiliates, after the Effective Date (or after the Amended Effective Date with respect to Discovery Antibody Constructs), become a party to a license, sublicense or other agreement for additional intellectual property rights, with the right to sublicense, that are [***] pursuant to the preceding sentence, then Harpoon shall inform AbbVie and shall [***]t (“Proposed Future In-Licensed Rights”).  If AbbVie notifies Harpoon in writing within [***] after receipt of such copy that AbbVie wishes to receive a license or sublicense (as applicable) under, and be subject to the rights and obligations of, the Proposed Future In-Licensed Rights as they apply to AbbVie and this Agreement, then the Proposed Future In-Licensed Rights shall automatically be included in the Harpoon Background Patents and/or Harpoon Background Know-How (as applicable) hereunder and AbbVie agrees to abide by all applicable terms and conditions of such license, sublicense or other agreement, as it relates to AbbVie and this Agreement, including payment of any financial obligations based upon AbbVie’s practice of such intellectual property rights.  Except as provided in the preceding sentence, Harpoon shall be solely responsible for and shall bear any and all payments under any Harpoon In-License Agreements.

ARTICLE 7
PAYMENTS AND RECORDS

7.1Upfront Payment

.

7.1.1[***] following the Effective Date, AbbVie shall pay Harpoon an upfront, non-refundable, non-creditable amount equal to Seventeen Million Dollars ($17,000,000).

7.1.2[***] after the Amended Effective Date, AbbVie shall pay Harpoon a one-time, non-refundable, non-creditable upfront payment equal to Twenty Million Dollars ($20,000,000).

7.2Development Milestones

.  In partial consideration of the rights granted by Harpoon to AbbVie hereunder and subject to the terms and conditions set forth in this Agreement, AbbVie shall pay to Harpoon a non-refundable milestone payment within [***] after the achievement of each of the following milestones for the first Licensed Product for each Accepted Target (irrespective of whether such Accepted Target is an initially nominated Accepted Target, [***] or New Target), calculated as follows:

7.2.1upon [***] for the first Licensed Product for an Accepted Target, [***]; and

7.2.2upon [***] for the first Licensed Product that [***] for an Accepted Target [***], [***]; provided, however, that if [***] for such Licensed Product, [***]:

(a)in the amount of [***] upon the first achievement of such [***], if such [***]; or

(b)in the amount of (i) [***] upon the first achievement of [***] upon the subsequent achievement of [***].

On an Accepted Target-by-Accepted Target basis, if a development milestone payment set forth in this Section 7.2 for a Licensed Product becomes due before an earlier listed development milestone payment for such Licensed Product, then the earlier listed development milestone payment shall become payable upon the achievement of the later listed development milestone.

Each milestone payment in this Section 7.2 shall be payable only upon the first achievement of such milestone for an Accepted Target and no amounts shall be due for subsequent or repeated achievements of such milestone, whether for the same or a different Licensed Product targeting such Accepted Target.  The maximum aggregate amount payable by AbbVie pursuant to this

Section 7.2 for each Accepted Target is [***] and for all Accepted Targets is [***].

7.3Regulatory Milestones

.  In partial consideration of the rights granted by Harpoon to AbbVie hereunder and subject to the terms and conditions set forth in this Agreement, AbbVie shall pay to Harpoon a non-refundable milestone payment within [***] after the achievement of each of the following milestones for each Accepted Target (irrespective of whether such Accepted Target is an initially nominated Accepted Target, [***] or New Target), calculated as follows:

7.3.1upon the [***] for a Licensed Product for an Accepted Target, [***];

7.3.2upon the [***] for a Licensed Product for an Accepted Target, [***];

7.3.3upon the [***] for a Licensed Product for an Accepted Target, [***]; and

7.3.4upon the [***] for a Licensed Product for an Accepted Target, [***].

Each milestone payment in this Section 7.3 shall be payable only upon the first achievement of such milestone for an Accepted Target and no amounts shall be due for subsequent or repeated achievements of such milestone, whether for the same or a different Licensed Product targeting such Accepted Target.  The maximum aggregate amount payable by AbbVie pursuant to this Section 7.3 for each Accepted Target is [***] and for all Accepted Targets is [***].

7.4Commercialization Milestones

.  In partial consideration of the rights granted by Harpoon to AbbVie hereunder and subject to the terms and conditions set forth in this Agreement, AbbVie shall pay to Harpoon the following non-refundable milestone payments due within [***] after the achievement of each of the following milestones for each Accepted Target (irrespective of whether such Accepted Target is an initially nominated Accepted Target, [***] or New Target), calculated as follows:

7.4.1upon the First Commercial Sale in [***] for an Accepted Target, [***];

7.4.2upon the First Commercial Sale in [***] for an Accepted Target, [***];

7.4.3upon the First Commercial Sale in [***] for an Accepted Target, [***]; and

7.4.4upon the First Commercial Sale in [***] for an Accepted Target, [***].

Each milestone payment in this Section 7.4 shall be payable only upon the first achievement of such milestone for each Accepted Target and no amounts shall be due for subsequent or repeated achievements of such milestone, whether for the same or a different Licensed Product targeting such Accepted Target.  The maximum aggregate amount payable by AbbVie pursuant to this Section 7.4 for each Accepted Target is [***] and for all Accepted Targets is [***].

7.5Sales-Based Milestones

.  In partial consideration of the rights granted by Harpoon to AbbVie hereunder and subject to the terms and conditions set forth in this Agreement, AbbVie shall pay to Harpoon the following non-refundable milestone payments due within [***] in which such milestone was achieved for the first Licensed Product for each Accepted Target (irrespective of whether such Accepted Target is an initially nominated Accepted Target, [***] or New Target), calculated as follows:

7.5.1upon the Net Sales in the Territory of a particular Licensed Product made by AbbVie or any of its Affiliates or Sublicensees [***] equaling or exceeding [***];

7.5.2upon the Net Sales in the Territory of a particular Licensed Product made by AbbVie or any of its Affiliates or Sublicensees [***] equaling or exceeding [***];

7.5.3upon the Net Sales in the Territory of a particular Licensed Product made by AbbVie or any of its Affiliates or Sublicensees [***] equaling or exceeding [***]; and

7.5.4upon the Net Sales in the Territory of a particular Licensed Product made by AbbVie or any of its Affiliates or Sublicensees [***] equaling or exceeding [***].

Each milestone payment in this Section 7.5 shall be payable only upon the first achievement of such milestone for each Accepted Target and no amounts shall be due for subsequent or repeated achievements of such milestone, whether for the same or a different Licensed Product targeting such Accepted Target.  The maximum aggregate amount payable by AbbVie pursuant to this Section 7.5 for each Accepted Target is [***] and for all Accepted Targets is [***]. As used herein a particular Licensed Product includes any Licensed Product that contains the same Discovery Construct.

7.6Royalties

.

7.6.1Royalty Rates.  As further consideration for the rights granted to AbbVie hereunder, subject to Section 7.6.3, commencing upon the First Commercial Sale of a Licensed Product in the Territory, on a Licensed Product-by-Licensed Product basis, AbbVie shall pay to Harpoon a non-refundable royalty on Net Sales of each Licensed Product in the Territory (excluding Net Sales of each Licensed Product in any country or other jurisdiction in the Territory for which the Royalty Term for such Licensed Product in such country or other jurisdiction has expired) during [***] at the following rates:

Net Sales in the Territory of each Licensed Product [***] in [***]	Royalty Rate
For that portion of aggregate Net Sales of each Licensed Product [***] in the Territory during [***]	[***]
For that portion of aggregate Net Sales of each Licensed Product [***] in the Territory during [***] but [***]	[***]
For that portion of aggregate Net Sales of each Licensed Product [***] in the Territory during [***]	[***]

For the purposes of clarity, (a) all Licensed Products [***] shall be deemed to be the same Licensed Product for purposes of the royalty tiers set forth in the table above, and (b) the royalty tiers set forth in the table above shall apply separately to Licensed Products that [***].  For example, if Net Sales for a particular Licensed Product [***] during [***], and Net Sales for a Licensed [***], then the Net Sales for such respective Licensed Products during [***] for purposes of the royalty tiers set forth in the table above.

With respect to each Licensed Product in each country or other jurisdiction in the Territory, from and after the expiration of the Royalty Term for such Licensed Product in such country or other jurisdiction, Net Sales of such Licensed Product in such country or other jurisdiction shall be excluded for purposes of calculating the aggregate Net Sales amounts and applicable royalty rates set forth in this Section 7.6.1.

7.6.2Royalty Term.  AbbVie shall have no obligation to pay any royalty with respect to Net Sales of any Licensed Product in any country or other jurisdiction after the Royalty Term for such Licensed Product in such country or other jurisdiction has expired.

7.6.3Reductions.  Notwithstanding the foregoing:

(a)in the event that in any country or other jurisdiction in the Territory during the Royalty Term for a Licensed Product there is Biosimilar Competition in such country or other jurisdiction, then for each such country or other jurisdiction, the royalties payable to Harpoon for the Net Sales of such Licensed Product in such country or other jurisdiction shall be reduced by [***] of the applicable royalty rate(s) set forth in Section 7.6.1.  For purposes herein, “Biosimilar Competition” means, on a country or other jurisdiction and Licensed Product basis, [***] of such Licensed Product sold in that country or other jurisdiction by AbbVie, its Affiliates and Sublicensees.  Unless otherwise agreed by the Parties, the [***] shall be as [***] or any other [***] by the Parties;

(b)AbbVie shall be entitled to deduct from [***] payable hereunder with respect to a Licensed Product for a particular country or other jurisdiction [***] of all [***] paid under AbbVie In-License Agreements with respect to such Licensed Product for such country or other jurisdiction; provided that in no case shall such deduction reduce such [***] set forth in Section [7.2, 7.3, 7.4, 7.5 or 7.6.1], as applicable, [***];

(c)[***] in a country or other jurisdiction in the Territory, then, for the purposes of calculating the royalties payable with respect to such Licensed Product under Section 7.6.1, [***]; and

(d)in the event that, and in such case from and after the date on which, a Licensed Product is Exploited in a country or other jurisdiction and is not covered by a Valid Claim of a [***] Patent that covers (i) [***] in such country or other jurisdiction or (ii) [***] such Licensed Product [***] in such country or other jurisdiction (provided that (A) [***], or (B) [***], when [***]), the royalty rate set forth in Section 7.6.1 with respect to such country or other jurisdiction (for purposes of calculations under Section 7.6.1), shall be reduced [***].

7.7Royalty Payments and Reports

.  AbbVie shall calculate all amounts payable to Harpoon pursuant to Section 7.6 at the end of each Calendar Quarter, which amounts shall be converted to Dollars, in accordance with Section 7.8.  AbbVie shall pay to Harpoon the royalty amounts due with respect to a given Calendar Quarter within [***] after the end of such Calendar Quarter.  Each payment of royalties due to Harpoon shall be accompanied by a statement of the amount of Net Sales of each Licensed Product in each country or other jurisdiction the Territory during the applicable Calendar Quarter (including such amounts expressed in local currency and as converted to Dollars) and a calculation of the amount of royalty payment due on such Net Sales for such Calendar Quarter.

7.8Mode of Payment; Offsets

.  All payments to either Party under this Agreement shall be made by deposit of Dollars in the requisite amount to such bank account as the receiving Party may from time to time designate by notice to the paying Party.  For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), a Party shall convert any amount expressed in a foreign currency into Dollar equivalents using its, its Affiliate’s or Sublicensee’s standard conversion methodology consistent with Accounting Standards.  [***]

7.9Withholding Taxes

.

7.9.1Withholding Amounts.  Where any sum due to be paid to either Party hereunder is subject to any withholding or similar tax, the Parties shall use their commercially reasonable efforts to do all such acts and things and to sign all such documents as will enable them to take advantage of any applicable double taxation agreement or treaty.  In the event there is no applicable double taxation agreement or treaty, or if an applicable double taxation agreement or treaty reduces but does not eliminate such withholding or similar tax, the payor shall remit such withholding or similar tax to the appropriate government authority, deduct the amount paid from the amount due to payee and secure and send to payee the best available evidence of the payment of such withholding or similar tax.  Any such amounts deducted by the payor in respect of such withholding or similar tax shall be treated as having been paid by the payor for purposes of this Agreement.  If withholding or similar taxes are paid to a government authority, each Party will provide the other such assistance as is reasonably required to obtain a refund of the withheld or similar taxes, or to obtain a credit with respect to such taxes paid.  In the event that a government authority retroactively determines that a payment made by the paying Party to the receiving Party pursuant to this Agreement should have been subject to withholding or similar (or to additional withholding or similar) taxes, and such paying Party (the “Withholding Party”) remits such withholding or similar taxes to the government authority, including any interest and penalties that may be imposed thereon (together with the tax paid, the “Withholding Amount”), the Withholding Party will have the right (a) to offset the Withholding Amount against future payment obligations of the Withholding Party under this Agreement or (b) to invoice the receiving Party for the Withholding Amount (which shall be payable by the receiving Party within [***]

of its receipt of such invoice), or to pursue reimbursement of the Withholding Amount by any other available remedy.

7.9.2Withholding Actions. Notwithstanding the foregoing, the Parties acknowledge and agree that if AbbVie (or its assignee pursuant to Section 14.4) is required by Applicable Law to withhold taxes in respect of any amount payable under this Agreement, and if such withholding obligation arises as a result of any action taken by AbbVie or its Affiliate or successor or assignee, including without limitation an assignment of this Agreement as permitted under Section 14.4 of this Agreement, a change in tax residency of AbbVie, or payments arise or are deemed to arise through a branch of AbbVie and such withholding taxes exceed the amount of withholding taxes that would have been applicable if such action had not occurred (each an “AbbVie Withholding Tax Action”), then, any such amount payable shall be increased to take into account such increased withholding taxes as may be necessary so that, after making all required withholdings Harpoon (or its assignee pursuant to Section 14.4) receives an amount equal to the sum it would have received had no such AbbVie Withholding Tax Action occurred.  [***].

7.10Indirect Taxes

. Except as otherwise provided in this Agreement, all payments due under this Agreement are exclusive of value added taxes, sales taxes, consumption taxes and other similar taxes (the “Indirect Taxes”).  Notwithstanding anything to the contrary in this Agreement, AbbVie shall be responsible for any Indirect Taxes as well as any transfer, documentary, sales use, stamp, registration, value added or other similar tax that is imposed with respect to the payments or the related transfer of rights or other property pursuant to the terms of this Agreement.  If the Indirect Taxes originally paid or otherwise borne by the paying Party are in whole or in part subsequently determined not to have been chargeable, all reasonably necessary steps will be taken by the receiving Party to receive a refund of these undue Indirect Taxes from the applicable governmental authority or other fiscal authority and any amount of undue Indirect Taxes repaid by such authority to the receiving Party will be transferred to the paying Party within [***] of receipt.

7.11Interest on Late Payments

.  If any payment due to either Party under this Agreement is not paid when due, then such paying Party shall pay interest thereon (before and after any judgment) at [***], such interest to run from the date on which payment of such sum became due until payment thereof in full together with such interest.

7.12Audit

.  AbbVie shall, shall cause its Affiliates to, and shall use commercially reasonable efforts to cause its Sublicensees to keep complete and accurate books and records pertaining to Net Sales of Licensed Products in sufficient detail to calculate all amounts payable hereunder.  At the request of Harpoon, AbbVie shall permit an independent public accounting firm of nationally recognized standing designated by Harpoon and reasonably acceptable to AbbVie, at reasonable times during normal business hours and upon reasonable notice, to audit the books and records maintained pursuant to this Section 7.12 to ensure the accuracy of all reports and payments made hereunder.  Such examinations may not (a) be conducted for any Calendar Quarter [***], (b) be conducted more than once in any [***]

[***] period or (c) be [***].  The accounting firm shall disclose to Harpoon only whether the reports are correct or not, and the specific details concerning any discrepancies.  No other information shall be shared.  Except as provided below, the cost of this audit shall be borne by Harpoon, unless the audit reveals a variance [***] from the reported amounts or [***], in which case AbbVie shall bear the cost of the audit.

7.13Audit Dispute

. In the event of a dispute with respect to any audit under Section 7.12, Harpoon and AbbVie shall work in good faith to resolve the disagreement.  If the Parties are unable to reach a mutually acceptable resolution of any such dispute within [***], the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Audit Expert”).  The decision of the Audit Expert shall be final and the costs of such arbitration as well as the initial audit shall be borne between the Parties in such manner as the Audit Expert shall determine.  Not later than [***] after such decision and in accordance with such decision, AbbVie shall pay the additional amounts or Harpoon shall reimburse the excess payments, as applicable.

7.14Confidentiality

.  The receiving Party shall treat all information subject to review under this ARTICLE 7 in accordance with the confidentiality provisions of ARTICLE 10 and the Parties shall cause the Audit Expert to enter into a reasonably acceptable confidentiality agreement with AbbVie obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement.

7.15[***]

.  The development milestone payments, regulatory milestone payments, commercialization milestone payments, sales-based milestone payments and royalties in Sections 7.2, 7.3, 7.4, 7.5 and 7.6 shall not apply to Development and Commercialization of Discovery Constructs or Licensed Products [***] a Discovery Construct or Licensed Product or [***] Discovery Construct or Licensed Product.  In the event that a Discovery Construct or Licensed Product is Developed for any such purposes, [***] for the sale of such Licensed Product that [***] such Licensed Product and [***], as applicable, provided that, for clarity, any such [***] under this Agreement with respect to Discovery Constructs or Licensed Products that are [***].

7.16No Other Compensation

.  Each Party hereby agrees that the terms of this Agreement fully define all consideration, compensation and benefits, monetary or otherwise, to be paid, granted or delivered by one (1) Party to the other Party in connection with the transactions contemplated herein. Neither Party previously has paid or entered into any other commitment to pay, whether orally or in writing, any of the other Party’s employees, directly or indirectly, any consideration, compensation or benefits, monetary or otherwise, in connection with the transaction contemplated herein.

ARTICLE 8
INTELLECTUAL PROPERTY

8.1Ownership of Intellectual Property

.

8.1.1Harpoon Ownership.  As between the Parties, Harpoon shall own all right, title and interest in and to any and all Harpoon Background Patents, Harpoon Background Know-How, Harpoon Program Patents and Harpoon Program Know-How.

8.1.2AbbVie Ownership.  As between the Parties, AbbVie or an Affiliate designated by AbbVie shall own and retain all right, title, and interest in and to any and all AbbVie Background Patents, AbbVie Background Know-How, AbbVie Program Patents, AbbVie Program Know-How, Product-Specific Know-How and Product-Specific Patents.

8.1.3Ownership of Joint Program Patents and Joint Program Know-How.  Subject to Section 4.7.1(b), as between the Parties, each Party shall own an equal, undivided interest in any and all Joint Program Patents and Joint Program Know-How.  Subject to the licenses and rights of reference granted under Sections 6.1 and 6.2 and Harpoon’s exclusivity obligations hereunder, each Party shall have the right to Exploit the Joint Intellectual Property Rights without a duty of seeking consent from or accounting to the other Party.

8.1.4United States Law. The determination of whether Information and inventions are conceived, discovered, developed, or otherwise made by a Party for the purpose of allocating proprietary rights (including Patent, copyright or other intellectual property rights) therein, shall, for purposes of this Agreement, be made in accordance with Applicable Law in the United States.

8.1.5Assignment Obligation.

(a)Each Party shall cause all Persons who perform activities for such Party under this Agreement to be under an obligation to assign (or, if such Party is unable to cause such Person to agree to such assignment obligation despite such Party’s using commercially reasonable efforts to negotiate such assignment obligation, provide a license under) their rights in any Information and inventions resulting therefrom to such Party, except where Applicable Law requires otherwise and except in the case of governmental, not-for-profit and public institutions which have standard policies against such an assignment (in which case a suitable license, or right to obtain such a license, shall be obtained).

(b)AbbVie will promptly disclose to Harpoon in writing, the conception, discovery, development or making of any Harpoon Program Know-How, Harpoon Program Patents, Product-Specific Know-How and Product-Specific Patents by Persons who perform activities for AbbVie under this Agreement.  AbbVie, for itself and on behalf of its Affiliates, hereby assigns (and to the extent such assignment can only be made in the future hereby agrees to assign), to Harpoon all its right, title and interest in and to any Harpoon Program Know-

How and Harpoon Program Patents.  AbbVie will execute and record assignments and other necessary documents consistent with such ownership promptly upon request.

(c)Harpoon will promptly disclose to AbbVie in writing, the conception, discovery, development or making of any AbbVie Program Know-How, AbbVie Program Patents, Product-Specific Know-How and Product-Specific Patents by Persons who perform activities for Harpoon under this Agreement.  Harpoon, for itself and on behalf of its Affiliates, hereby assigns (and to the extent such assignment can only be made in the future hereby agrees to assign), to AbbVie all its right, title and interest in and to any AbbVie Program Know-How, AbbVie Program Patents, Product-Specific Know-How and Product-Specific Patents.  Harpoon will execute and record assignments and other necessary documents consistent with such ownership promptly upon request.

(d)Each Party will promptly disclose to the other Party in writing, the conception, discovery, development or making of any Joint Program Know-How or Joint Program Patents by Persons who perform activities for it under this Agreement.  Each Party will execute and record assignments and other necessary documents consistent with such ownership promptly upon request.

8.2Maintenance and Prosecution of Patents

.

8.2.1Patent Prosecution and Maintenance of Harpoon Background Patents.  Harpoon shall have the sole right, but not the obligation, through the use of internal or outside counsel, to prepare, file, prosecute, and maintain the Harpoon Background Patents worldwide, at Harpoon’s sole cost and expense.  Harpoon shall keep AbbVie informed regarding each Harpoon Background Patent relating to use of the Harpoon Platform incorporating a T-Cell Receptor or Antibody that Harpoon is prosecuting, and shall provide copies to AbbVie of all material communications sent to such patent offices by or on behalf of Harpoon.

8.2.2Patent Prosecution and Maintenance of Harpoon Program Patents. In consultation with AbbVie, Harpoon shall have the right, but not the obligation, through the use of internal or outside counsel reasonably acceptable to AbbVie, to prepare, file, prosecute, and maintain the Harpoon Program Patents worldwide, at Harpoon’s sole cost and expense.  Harpoon shall [***] with regard to the preparation, filing, prosecution, and maintenance of Harpoon Program Patents, including by providing AbbVie with a copy of material communications to and from any patent authority in the Territory regarding such Harpoon Program Patents, and by providing AbbVie drafts of any material filings or responses to be made to such patent authorities in the Territory sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for AbbVie to review and comment thereon. Harpoon shall consider in good faith the requests and suggestions of AbbVie with respect to such Harpoon drafts and with respect to strategies for filing and prosecuting the Harpoon Program Patents in the Territory.  Notwithstanding the foregoing, Harpoon shall promptly inform AbbVie of any adversarial patent office proceeding or sua sponte filing, including a request for, or filing of or declaration of, any interference, opposition, Third Party observation, derivation proceeding, post grant review, supplementary examination, reissue or inter parte or ex parte reexamination relating to a Harpoon Program Patent in the Territory.  The Parties shall thereafter consult and cooperate to determine a course of action with respect to any such proceeding in the Territory and Harpoon shall consider in good faith all comments, requests and suggestions provided by AbbVie. [***]

8.2.3Patent Prosecution and Maintenance of AbbVie Background Patents, AbbVie Program Patents and Joint Program Patents.  AbbVie shall have the right, but not the obligation, to prepare, file, prosecute, and maintain the AbbVie Background Patents and AbbVie Program Patents worldwide, at AbbVie’s sole cost and expense. AbbVie shall have the first right, but not the obligation, to prepare, file, prosecute, and maintain the Joint Program Patents worldwide, at AbbVie’s sole cost and expense.  AbbVie shall keep Harpoon fully informed of all material steps with regard to the preparation, filing, prosecution, and maintenance of AbbVie Program Patents and Joint Program Patents, including by providing Harpoon with a copy of material communications to and from any patent authority in the Territory regarding such AbbVie Program Patents and Joint Program Patents, and by providing Harpoon drafts of any material filings or responses to be made to such patent authorities in the Territory sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for Harpoon to review and comment thereon.  AbbVie shall consider in good faith the requests and suggestions of Harpoon with respect to such AbbVie drafts and with respect to strategies for filing and prosecuting the AbbVie Program Patents and Joint Program Patents in the Territory.  In the event that AbbVie decides not to prepare, file, prosecute, or maintain a Joint Program Patent in a country or other jurisdiction in the Territory, AbbVie shall provide reasonable prior written notice to Harpoon of such intention (which notice shall, in any event, be given no later than [***] prior to the next deadline for any action that may be taken with respect to such Joint Program Patent in such country or other jurisdiction), and Harpoon shall thereupon have the option, in its sole discretion, to assume the control and direction of the preparation, filing, prosecution, and maintenance of such Joint Program Patent at its sole cost and expense in such country or other jurisdiction.  Upon Harpoon’s written acceptance of such option, Harpoon shall assume the responsibility and control for the preparation, filing, prosecution, and maintenance of such specific Joint Program Patent.  In such event, AbbVie shall reasonably cooperate with Harpoon in such country or other jurisdiction as provided under Section 8.2.5.

8.2.4Patent Prosecution and Maintenance of Product-Specific Patents. AbbVie shall have the first right, but not the obligation, to prepare, file, prosecute, and maintain the Product-Specific Patents worldwide, at AbbVie’s sole cost and expense.  AbbVie shall keep Harpoon fully informed of all material steps with regard to the preparation, filing, prosecution, and maintenance of Product-Specific Patents, including by providing Harpoon with a copy of material communications to and from any patent authority in the Territory regarding such Product-Specific Patents, and by providing Harpoon drafts of any material filings or responses to be made to such patent authorities in the Territory sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for Harpoon to review and comment thereon, which in any event shall be at least [***] prior to any such submission.  AbbVie shall consider in good faith the requests and suggestions of Harpoon with respect to such AbbVie drafts and with respect to strategies for filing and prosecuting the Product-Specific Patents in the Territory.  In the event that AbbVie decides not to prepare, file, prosecute, or maintain a Product-Specific Patent in a country or other jurisdiction in the Territory, AbbVie shall provide reasonable prior written notice to Harpoon of such intention (which notice shall, in any event, be given no later than [***]

[***] prior to the next deadline for any action that may be taken with respect to such Product-Specific Patent in such country or other jurisdiction), and Harpoon shall thereupon have the option, in its sole discretion, to assume the control and direction of the preparation, filing, prosecution, and maintenance of such Product-Specific Patent at its sole cost and expense in such country or other jurisdiction.  Upon Harpoon’s written acceptance of such option, Harpoon shall assume the responsibility and control for the preparation, filing, prosecution, and maintenance of such specific Product-Specific Patent.  In such event, AbbVie shall reasonably cooperate with Harpoon in such country or other jurisdiction as provided under Section 8.2.5.  Notwithstanding anything to the contrary in this Agreement, each Party agrees that [***]. Subject to Section 13.6.2, if this Agreement is terminated (in its entirety or otherwise), with respect to an Accepted Target, the applicable Product-Specific Patents claiming Discovery Constructs or Licensed Products directed to such Accepted Target shall be [***].

8.2.5Cooperation.  The Parties agree to cooperate fully in the preparation, filing, prosecution, and maintenance of the Harpoon Program Patents, AbbVie Program Patents, Product-Specific Patents and Joint Program Patents in the Territory under this Agreement.  Cooperation shall include:

(a)without limiting any other rights and obligations of the Parties under this Agreement, cooperating with respect to the timing, scope and filing of such Patents to preserve and enhance the patent protection for Discovery Constructs and Licensed Products, including the manufacture and use thereof.

(b)executing all papers and instruments, or requiring its employees or contractors to execute such papers and instruments, so as to (i) effectuate the ownership of intellectual property set forth in Section 8.1.1, 8.1.2 and 8.1.3; (ii) enable the other Party to apply for and to prosecute Patent applications in the Territory; and (iii) obtain and maintain any Patent extensions, supplementary protection certificates, and the like with respect to the Harpoon Program Patents, AbbVie Program Patents, Product-Specific Patents and Joint Program Patents in the Territory, in each case ((i), (ii), and (iii)) to the extent provided for in this Agreement;

(c)consistent with this Agreement, assisting in any license registration processes with applicable governmental authorities that may be available in the Territory for the protection of a Party’s interests in this Agreement; and

(d)promptly informing the other Party of any matters coming to such Party’s attention that may materially affect the preparation, filing, prosecution, or maintenance of any such Patents in the Territory.

8.2.6Patent Term Extension and Supplementary Protection Certificate. AbbVie shall be responsible for making decisions regarding patent term extensions, including supplementary protection certificates and any other extensions that are now or become available in the future, wherever applicable, for AbbVie Background Patents, AbbVie Program Patents, Product-Specific Patents and Joint Program Patents in any country or other jurisdiction and for applying for any extension or supplementary protection certificate with respect to such Patents in the Territory.  Harpoon shall provide prompt and reasonable assistance, as requested by AbbVie, including by taking such action as patent holder as is required under any Applicable Law to obtain such patent extension or supplementary protection certificate.  AbbVie shall pay all expenses in regard to obtaining the extension or supplementary protection certificate in the Territory.  In case that AbbVie determines that patent term extension should be applied for a Harpoon Program Patent or a Harpoon Background Patent, Harpoon and AbbVie should discuss in good faith with respect to such patent term extension.

8.2.7European Patents.  AbbVie shall have the sole right to decide whether a European Patent within Joint Program Patents should be validated or maintained as a Unitary Patent, whether and when such European Patent should be opted out of or opted in to the jurisdiction of the Unified Patent Court (UPC) (including withdrawal of an opt-out), as well as any other issues concerning the jurisdiction of the UPC in connection with Joint Program Patents.  Harpoon shall, at AbbVie’s cost and expense, cooperate with AbbVie and provide to AbbVie and submit to authorities all necessary documents to effect such decision.

8.2.8Patent Listings.  AbbVie will have the sole right to make all filings with Regulatory Authorities in the Territory with respect to AbbVie Background Patents, AbbVie Program Patents, Product-Specific Patents and Joint Program Patents, including as required or allowed under Applicable Law, provided that with respect to Joint Program Patents, such right shall be solely with respect to Licensed Products.  AbbVie shall notify Harpoon in writing of any Harpoon Background Patents or Harpoon Program Patents that it intends to list with Regulatory Authorities related to the Licensed Products and, prior to filing any such listing, consult with and consider in good faith the requests and suggestions of Harpoon regarding the same.

8.3Enforcement of Patents

.

8.3.1Enforcement of Harpoon Background Patents and Harpoon Program Patents.

(a)Each Party shall promptly notify the other Party in writing of any alleged or threatened infringement of the Harpoon Background Patents or Harpoon Program Patents by a Third Party in the Territory of which such Party becomes aware based on the development, commercialization, or an application to market a product containing a Discovery Construct or any Licensed Product in the Territory (the “Product Infringement”).

(b)Harpoon shall have the sole right, but not the obligation, to prosecute any Product Infringement involving any claims of Harpoon Background Patents and Harpoon Program Patents at its sole expense and Harpoon shall retain control of the prosecution of such claim, suit or proceeding.

8.3.2Enforcement of AbbVie Background Patents, AbbVie Program Patents, Product-Specific Patents and Joint Program Patents.

(a)Each Party shall promptly notify the other Party in writing of any alleged or threatened infringement of the AbbVie Background Patents, AbbVie Program Patents, Product-Specific Patents or Joint Program Patents by a Third Party in the Territory of which such Party becomes aware (including alleged or threatened infringement based on the development, commercialization, or an application to market a product containing a Discovery Construct or any Licensed Product in the Territory).

(b)AbbVie shall have the sole right, but not the obligation, to prosecute any such infringement of AbbVie Background Patents, AbbVie Program Patents and Product-Specific Patents in the Territory at its sole expense and AbbVie shall retain control of the prosecution of such claim, suit or proceeding.

(c)AbbVie shall have the first right, but not the obligation, to prosecute any such infringement of Joint Program Patents in the Territory at its sole expense and AbbVie shall retain control of the prosecution of such claim, suit or proceeding.  In the event AbbVie prosecutes any such infringement, Harpoon shall have the right to join as a party to such claim, suit or proceeding in the Territory and participate with its own counsel at its own expense; provided that AbbVie shall retain control of the prosecution of such claim, suit or proceeding.  If AbbVie does not take commercially reasonable steps to prosecute the alleged or threatened infringement in the Territory with respect to such Joint Program Patents (i) within [***] following the first notice provided above with respect to such alleged infringement, or (ii) provided such date occurs after the first such notice of infringement is provided, [***] before the time limit, if any, set forth in appropriate laws and regulations for filing of such actions, whichever comes first, then Harpoon may prosecute the alleged or threatened infringement in the Territory at its own expense.

8.3.3Patent Exclusivity Listings.  If either Party receives a copy of an application submitted to the FDA under subsection (k) of Section 351 of the PHSA (a “Biosimilar Application”) naming a Licensed Product as a reference product or otherwise becomes aware that such a Biosimilar Application has been filed (such as in an instance described in Section 351(l)(9)(C) of the PHSA), such Party shall, within [***], notify the other Party so that the other Party may seek permission to view the application and related confidential information from the filer of the Biosimilar Application under Section 351(l)(1)(B)(iii) of the PHSA.  If either Party receives any equivalent or similar certification or notice in any other jurisdiction in the Territory, either Party shall, within [***], notify and provide the other Party with copies of such communication.  Regardless of the Party that is the “reference product sponsor” for purposes of such Biosimilar Application, (a) [***]; (b) AbbVie shall have the right to list any AbbVie Background Patents, AbbVie Program Patents, Product-Specific Patents, Joint Program Patents, and, upon the written consent of Harpoon, such consent not to be unreasonably withheld, conditioned or delayed (taking into account, without limitation, the potential impact of such consent on other products undergoing development or commercialization by Harpoon or its Third Party licensees and covered by such Harpoon Program Patents), Harpoon

Program Patents, and upon the written consent of Harpoon, Harpoon Background Patents, insofar as they cover the applicable Licensed Product as required pursuant to Section 351(l)(3)(A), Section 351(l)(5)(b)(i)(II), or Section 351(l)(7) of the PHSA, to respond to any communications with respect to such lists from the filer of the Biosimilar Application, and to negotiate with the filer of the Biosimilar Application as to whether to utilize a different mechanism for information exchange than that specified in Section 351(l) of the PHSA; and (c) [***] shall have the sole right to identify such Patents or respond to communications under any equivalent or similar listing in any other jurisdiction in the Territory.  If required pursuant to Applicable Law, [***] shall prepare such lists and make such responses [***].  If Harpoon has provided written consent as contemplated by this Section 8.3.3, Harpoon shall cooperate with AbbVie’s reasonable requests in connection therewith, including meeting any submission deadlines, in each case, to the extent required or permitted by Applicable Law.  AbbVie shall (A) reasonably consult with Harpoon prior to [***] to a Third Party as contemplated by this Section 8.3.3 and shall consider in good faith Harpoon’s advice, requests and suggestions with respect thereto, and (B) notify Harpoon of any such lists or communications promptly after they are made.

8.3.4Conduct of Patent Litigation Under the Biologics Price Competition and Innovation Act.  Notwithstanding anything to the contrary in this Section 8.3, AbbVie shall have the first right to bring an action for infringement of the AbbVie Background Patents, AbbVie Program Patents, Product-Specific Patents, Joint Program Patents and, upon the written consent of Harpoon, such consent not to be unreasonably withheld, conditioned or delayed (taking into account, without limitation, the potential impact of such consent on other products undergoing development or commercialization by Harpoon or its Third Party licensees and covered by such Harpoon Program Patents), Harpoon Program Patents, and upon the written consent of Harpoon, Harpoon Background Patents, as required under Section 351(l)(6) of the PHSA following the agreement on a list of patents for litigation under Section 351(l)(4) or exchange of Patent lists pursuant to Section 351(l)(5)(B) of such act, or as required following any equivalent or similar certification or notice in any other jurisdiction.  The Parties’ rights and obligations with respect to the foregoing legal actions shall be as set forth in Sections 8.3.1 through 8.3.5; provided, that within [***] of reaching agreement on a list of Patents for litigation under Section 351(l)(4) or exchange of Patent lists pursuant to Section 351(l)(5)(B), AbbVie shall notify Harpoon as to whether or not it elects to prosecute such infringement.  Either Party shall, within [***], notify and provide the other Party with copies of any notice of commercial marketing provided by the filer of a Biosimilar Application pursuant to Section 351(l)(8)(A) of the PHSA, or any equivalent or similar certification or notice in any other jurisdiction.  Thereafter, the Party controlling any Patent infringement litigation pursuant to this Section 8.3.4 shall have the first right to seek an injunction against such commercial marketing as permitted pursuant to Section 351(l)(8)(B) of the PHSA.  If no such litigation is ongoing at the time of such notice, then [***] shall have the first right to seek such an injunction.

8.3.5Cooperation.  The Parties agree to cooperate fully in any infringement action pursuant to this Section 8.3.  Where a Party brings such an action, the other Party shall, where necessary, furnish a power of attorney solely for such purpose or shall join in, or be named as a necessary party to, such action.  Unless otherwise set forth herein, the Party entitled to bring any patent infringement litigation in accordance with this Section 8.3 shall have the right to settle such claim; provided that neither Party shall have the right to settle any patent infringement litigation under this Section 8.3 in a manner that materially diminishes or has a material adverse effect on the rights or interest of the other Party, or in a manner that imposes any costs or liability on, or involves any admission by, the other Party, without the express written consent of such other Party.  The Party commencing the litigation shall provide the other Party with copies of all pleadings and other documents filed with the court and shall consider reasonable input from the other Party during the course of the proceedings.

8.3.6Recovery. Any recovery realized as a result of such litigation described in Sections 8.3.1, 8.3.2, or 8.3.4 (whether by way of settlement or otherwise) shall be first allocated to reimburse the Parties for their costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses).  [***].

8.4Infringement Claims by Third Parties

.  If the manufacture, sale, or use of a Discovery Construct or Licensed Product in the Territory pursuant to this Agreement results in, or may result in, any claim, suit, or proceeding by a Third Party alleging patent infringement by AbbVie (or its Affiliates or Sublicensees), AbbVie shall promptly notify Harpoon thereof in writing.  AbbVie shall have the first right, but not the obligation, to defend and control the defense of any such claim, suit, or proceeding at its own expense, using counsel of its own choice.  Harpoon may participate in any such claim, suit, or proceeding with counsel of its choice at its own expense.  Without limitation of the foregoing, if AbbVie finds it necessary or desirable to join Harpoon as a party to any such action, Harpoon shall, at AbbVie’s expense, execute all papers and perform such acts as shall be reasonably required.  If AbbVie elects (in a written communication submitted to Harpoon within a reasonable amount of time after notice of the alleged patent infringement) not to defend or control the defense of, or otherwise fails to initiate and maintain the defense of, any such claim, suit, or proceeding, within such time periods so that Harpoon is not prejudiced by any delays, Harpoon may conduct and control the defense of any such claim, suit, or proceeding at its own expense.  Each Party shall keep the other Party reasonably informed of all material developments in connection with any such claim, suit, or proceeding.  [***] under this Section 8.4 shall be [***]

8.5Invalidity or Unenforceability Defenses or Actions

.

8.5.1Notice.  Each Party shall promptly notify the other Party in writing of any alleged or threatened assertion of invalidity or unenforceability of any of the Harpoon Background Patents, Harpoon Program Patents, AbbVie Background Patents, AbbVie Program

Patents, Product-Specific Patents or Joint Program Patents by a Third Party, in each case in the Territory and of which such Party becomes aware.

8.5.2Harpoon Background Patents.  Harpoon shall have the sole right, but not the obligation, to defend and control the defense of the validity and enforceability of the Harpoon Background Patents at its own expense in the Territory.

8.5.3Harpoon Program Patents. Harpoon shall have the first right, but not the obligation, to defend and control the defense of the validity and enforceability of the Harpoon Program Patents at its own expense in the Territory.  AbbVie may participate in any such claim, suit, or proceeding in the Territory with counsel of its choice at its own expense; provided that Harpoon shall retain control of the defense in such claim, suit, or proceeding.  If Harpoon elects not to defend or control the defense of such Harpoon Program Patents in a suit brought in the Territory, or otherwise fails to initiate and maintain the defense of any such claim, suit, or proceeding, then AbbVie may conduct and control the defense of any such claim, suit, or proceeding at its own expense; provided, that AbbVie shall obtain the written consent of Harpoon prior to settling or compromising such defense.

8.5.4AbbVie Background Patents, AbbVie Program Patents, Product-Specific Patents and Joint Program Patents.

(a)AbbVie shall have the sole right, but not the obligation, to defend and control the defense of the validity and enforceability of the AbbVie Background Patents, AbbVie Program Patents and Product-Specific Patents at its own expense in the Territory.

(b)AbbVie shall have the first right, but not the obligation, to defend and control the defense of the validity and enforceability of the Joint Program Patents at its own expense in the Territory.  Harpoon may participate in any such claim, suit, or proceeding in the Territory related to the Joint Program Patents with counsel of its choice at its own expense; provided that AbbVie shall retain control of the defense in such claim, suit, or proceeding.  If AbbVie elects not to defend or control the defense of the Joint Program Patents in a suit brought in the Territory, or otherwise fails to initiate and maintain the defense of any such claim, suit, or proceeding, then Harpoon may conduct and control the defense of any such claim, suit, or proceeding, at its own expense; provided, that Harpoon shall obtain the written consent of AbbVie prior to settling or compromising such defense.

8.5.5Cooperation. Each Party shall assist and cooperate with the other Party as such other Party may reasonably request from time to time in connection with its activities set forth in this Section 8.5, including by being joined as a party plaintiff in such action or proceeding, providing access to relevant documents and other evidence, and making its employees available at reasonable business hours.  In connection with any such defense or claim or counterclaim, the controlling Party shall consider in good faith any comments from the other Party and shall keep the other Party reasonably informed of any steps taken, and shall provide copies of all documents filed, in connection with such defense, claim, or counterclaim.  In connection with the activities set forth in this Section 8.5, each Party shall consult with the other as to the strategy for the defense of the Harpoon Program Patents, AbbVie Program Patents, Product-Specific Patents and Joint Program Patents.

8.6Third Party Licenses

.  If [***], the Development, Manufacture, or Commercialization of any Discovery Construct or Licensed Product by AbbVie, any of its Affiliates, or any of its or their Sublicensees infringes or misappropriates any [***] of a Third Party in any country or other jurisdiction in the Territory, such that AbbVie, any of its Affiliates or any of its or their Sublicensees cannot Develop, Manufacture, or Commercialize such Discovery Construct or Licensed Product in such country or other jurisdiction without infringing such [***] of such Third Party, then [***], and [***] shall promptly provide [***] with written notice of any such license, including the identity of the counter-party and a description of the [***].

8.7Product Trademarks

.  As between the Parties, AbbVie shall own all right, title, and interest to the Product Trademarks in the Territory, and shall be responsible for the registration, prosecution, maintenance and enforcement thereof.  All costs and expenses of registering, prosecuting, maintaining and enforcing the Product Trademarks shall be borne solely by AbbVie.  Harpoon shall provide all assistance and documents reasonably requested by AbbVie in support of its prosecution, registration, maintenance and enforcement of the Product Trademarks.

8.8Inventor’s Remuneration

.  Each Party shall be solely responsible for any remuneration that may be due such Party's inventors under any applicable inventor remuneration laws.

8.9Common Interest

.  All information exchanged between the Parties regarding the prosecution, maintenance, enforcement and defense of Patents under this ARTICLE 8 will be deemed to be Confidential Information of the disclosing Party.  In addition, the Parties acknowledge and agree that, with regard to such prosecution, maintenance, enforcement and defense, the interests of the Parties as collaborators and Harpoon and licensee are to, for their mutual benefit, obtain patent protection and plan patent defense against potential infringement activities by Third Parties, and as such, are aligned and are legal in nature.  The Parties agree and acknowledge that they have not waived, and nothing in this Agreement constitutes a waiver of, any legal privilege concerning Patents under this ARTICLE 8, including privilege under the common interest doctrine and similar or related doctrines.  Notwithstanding anything to the contrary in this Agreement, to the extent a Party has a good faith belief that any information required to be disclosed by such Party to the other Party under this ARTICLE 8 is protected by attorney-client privilege or any other applicable legal privilege or immunity, such Party shall not be required to disclose such information and the Parties shall in good faith cooperate to agree upon a procedure (which may include entering into a specific common interest agreement, disclosing such information on a “for counsel eyes only” basis or similar procedure) under which such information may be disclosed without waiving or breaching such privilege or immunity.

ARTICLE 9
PHARMACOVIGILANCE AND SAFETY

9.1Pharmacovigilance

. On an Accepted Target-by-Accepted Target basis, no later than [***] for a Discovery Construct or Licensed Product, the Parties shall enter into an agreement to initiate a process for the exchange of safety data (including post-marketing spontaneous reports received by each Party and its Affiliates) in a mutually agreed format in order to monitor the safety of the Discovery Constructs or Licensed Products and to meet reporting requirements with any applicable Regulatory Authority.

9.2Global Safety Database

. On an Accepted Target-by-Accepted Target basis, no later than [***] for a Discovery Construct or Licensed Product, AbbVie shall set up, hold, and maintain (at AbbVie’s sole cost and expense) the global safety database for Discovery Constructs or Licensed Products.  Harpoon shall provide AbbVie with all information necessary or desirable for AbbVie to comply with its pharmacovigilance responsibilities in the Territory, including, as applicable, any adverse drug experiences, from pre-clinical or clinical laboratory, animal toxicology and pharmacology studies, Clinical Studies, and commercial experiences with a Discovery Construct or Licensed Product, in each case in any form agreed upon between AbbVie and Harpoon at the time of the request.

ARTICLE 10
Confidentiality AND Non-Disclosure

10.1Product Information

. Harpoon recognizes that by reason of AbbVie’s status as an exclusive licensee pursuant to the grants under Section 6.1, AbbVie has an interest in Harpoon maintaining the confidentiality of certain information of Harpoon.  Accordingly, on an Accepted Target-by-Accepted Target basis, from the applicable Target Acceptance Date and for the remainder of the Term, Harpoon shall, and shall cause its Affiliates and its and their respective officers, directors, employees, and agents to, keep confidential, and not publish or otherwise disclose, and not use directly or indirectly for any purpose other than to fulfill Harpoon’s obligations hereunder any Information owned or otherwise Controlled by Harpoon or any of its Affiliates specifically relating to any Discovery Construct or Licensed Product, or the Exploitation of any of the foregoing (the “Product Information”); except to the extent (a) the Product Information is in the public domain through no fault of Harpoon, its Affiliates or any of its or their respective officers, directors, employees, or agents; (b) such disclosure or use is expressly permitted under Section 10.3, or (c) such disclosure or use is otherwise expressly permitted by the terms of this Agreement.  For purposes of Section 10.3, AbbVie shall be deemed to be the disclosing Party with respect to Product Information under Section 10.3 and Harpoon shall be deemed to be the receiving Party with respect thereto.  For further clarification, (i) without limiting this Section 10.1, to the extent Product Information is disclosed by Harpoon to AbbVie pursuant to this Agreement, such information shall, subject to the other terms and conditions of this ARTICLE 10, also constitute Confidential Information of Harpoon with respect to the use and disclosure of such Information by AbbVie, but (ii) the disclosure by Harpoon to AbbVie of Product Information shall not cause such information to cease to be subject to the provisions of this Section 10.1 with respect to the use and disclosure of such Confidential Information by Harpoon. In the event this Agreement is terminated in its entirety or with respect to the Terminated Territory or Terminated Target, this Section 10.1 shall have no continuing force or effect with respect to the use or disclosure of such information solely in connection with the Exploitation of the Discovery Construct or Licensed Product for the benefit of the Terminated Territory or Terminated Target, as applicable, but the Product Information, to the extent disclosed by AbbVie to Harpoon hereunder, shall continue to be Confidential Information of AbbVie, subject to the terms of Sections 10.2, 10.3, and 10.6 for purposes of the surviving provisions of this Agreement.

10.2Confidentiality Obligations

.  At all times during the Term and for a period [***] following termination or expiration hereof in its entirety, each Party shall, and shall cause its officers, directors, employees and agents to, keep confidential and not publish or otherwise disclose to a Third Party and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement or is reasonably necessary or useful for the performance of, or the exercise of such Party’s rights under, this Agreement.  Notwithstanding the foregoing, to the extent the receiving Party can demonstrate by documentation or other competent proof, the confidentiality and non-use obligations under this Section 10.2 with respect to any Confidential Information shall not include any information that:

10.2.1has been published by a Third Party or otherwise is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of the receiving Party;

10.2.2has been in the receiving Party’s possession prior to disclosure by the disclosing Party without any obligation of confidentiality with respect to such information; provided that the foregoing exception shall not apply with respect to Regulatory Documentation (excluding clinical protocols) or Joint Program Know-How;

10.2.3is subsequently received by the receiving Party from a Third Party without restriction and without breach of any agreement between such Third Party and the disclosing Party;

10.2.4is generally made available to Third Parties by the disclosing Party without restriction on disclosure;

10.2.5has been independently developed by or for the receiving Party without reference to, or use or disclosure of, the disclosing Party’s Confidential Information; provided that the foregoing exception shall not apply with respect to Regulatory Documentation (excluding clinical protocols) or Joint Program Know-How; or

10.2.6in the case of [***], has been [***] concerning such [***].

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving

Party.  Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the receiving Party unless the combination and its principles are in the public domain or in the possession of the receiving Party.

10.3Permitted Disclosures

.  Each Party may disclose Confidential Information to the extent that such disclosure is:

10.3.1in the reasonable opinion of the receiving Party’s legal counsel, required to be disclosed pursuant to law, regulation or a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial or local governmental body of competent jurisdiction (including by reason of filing with securities regulators, but subject to Section 10.5); provided, that the receiving Party shall first have given prompt written notice (and to the extent possible, at least [***] notice) to the disclosing Party and given the disclosing Party a reasonable opportunity to take whatever action it deems necessary to protect its Confidential Information.  In the event that no protective order or other remedy is obtained, or the disclosing Party waives compliance with the terms of this Agreement, the receiving Party shall furnish only that portion of Confidential Information which the receiving Party is advised by counsel is legally required to be disclosed;

10.3.2made by or on behalf of the receiving Party to the Regulatory Authorities as required in connection with any filing, application or request for Regulatory Approval of a Licensed Product in accordance with the terms of this Agreement; provided, that reasonable measures shall be taken to assure confidential treatment of such Confidential Information to the extent practicable and consistent with Applicable Law;

10.3.3made by or on behalf of the receiving Party to a patent authority as may be reasonably necessary or useful for purposes of obtaining, defending or enforcing a Patent in accordance with the terms of this Agreement; provided, that reasonable measures shall be taken to assure confidential treatment of such Confidential Information, to the extent such protection is available;

10.3.4made to its or its Affiliates’ financial and legal advisors who have a need to know such disclosing Party’s Confidential Information and are either under professional codes of conduct giving rise to expectations of confidentiality and non-use or under written agreements of confidentiality and non-use, in each case, at least as restrictive as those set forth in this Agreement; provided that the receiving Party shall remain responsible for any failure by such financial and legal advisors, to treat such Confidential Information as required under this Article;

10.3.5made by the receiving Party or its Affiliates to potential or actual investors or acquirers as may be necessary in connection with their evaluation of such potential or actual investment or acquisition; provided, that such Persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the receiving Party pursuant to this ARTICLE 10;

10.3.6made by AbbVie or its Affiliates or Sublicensees to its or their advisors, consultants, clinicians, vendors, service providers, contractors, existing or prospective collaboration partners, licensees, sublicensees, or other Third Parties as may be necessary or useful in connection with the Exploitation of the Discovery Construct, the Licensed Products, or otherwise in connection with the performance of its obligations or exercise of its rights as contemplated by this Agreement; provided, that such Persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of AbbVie pursuant to this ARTICLE 10; or

10.3.7made by Harpoon or its Affiliates after receiving advanced approval from AbbVie, to its or their advisors, consultants, clinicians, vendors, service providers, contractors, or other Third Parties as may be necessary or useful in connection with the performance of their obligations or exercise of their rights as contemplated by this Agreement; provided, that such Persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information of AbbVie substantially similar to the obligations of confidentiality and non-use of Harpoon pursuant to this ARTICLE 10; provided, further, that the advanced approval requirement set forth in this Section 10.3.7 shall not apply to Third Party Providers approved by AbbVie pursuant to Section 4.6.

10.4Use of Name

. Except as expressly provided herein, neither Party shall mention or otherwise use the name, logo, or Trademark of the other Party or any of its Affiliates (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material, or other form of publicity without the prior written approval of such other Party in each instance.  The restrictions imposed by this Section 10.4 shall not prohibit either Party from making any disclosure identifying the other Party that, in the opinion of the disclosing Party’s counsel, is required by Applicable Law; provided, that such Party shall submit the proposed disclosure identifying the other Party in writing to the other Party as far in advance as reasonably practicable (and in no event less than [***] prior to the anticipated date of disclosure) so as to provide a reasonable opportunity to comment thereon.

10.5Public Announcements

.  Neither Party shall issue any public announcement, press release, or other public disclosure regarding this Agreement or its subject matter without the other Party’s prior written consent, except (i) for a mutually agreed press release to be issued promptly following the Effective Date, or (ii) for any such disclosure that is, in the opinion of the disclosing Party’s counsel, required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted).  In the event a Party is, in the opinion of its counsel, required by Applicable Law or the rules of a stock exchange on which its securities are listed (or to which an application for listing has been submitted) to make such a public disclosure, such Party shall submit the proposed disclosure in writing to the other Party as far in advance as reasonably practicable (and in no event less than [***] prior to the anticipated date of disclosure) so as to provide a reasonable opportunity to comment thereon.  Notwithstanding the foregoing, AbbVie, its Sublicensees and its and their respective Affiliates shall have the right to publicly disclose research, development and commercial information (including with respect to regulatory matters) regarding the Discovery Construct and Licensed Products, provided that any such disclosure does not contain any Confidential Information of Harpoon.

10.6Publications

.  The Parties acknowledge that scientific publications must be strictly monitored to prevent any adverse effect from premature publication of results of the activities contemplated hereunder.  Accordingly, [***], except as required by Applicable Law.

10.7Return of Confidential Information

.  Upon the effective date of the termination of this Agreement for any reason, either Party may request in writing, and the other Party shall either, with respect to Confidential Information (in the event of termination of this Agreement with respect to one (1) or more Terminated Territories or Terminated Targets but not in its entirety, solely to the extent relating specifically and exclusively to such Terminated Territories or Terminated Targets, as applicable) to which such other Party does not retain rights under the surviving provisions of this Agreement: (a) as soon as reasonably practicable, destroy all copies of such Confidential Information in the possession of the other Party and confirm such destruction in writing to the requesting Party; or (b) as soon as reasonably practicable, deliver to the requesting Party, at such other Party’s expense, all copies of such Confidential Information in the possession of such other Party; provided, that such other Party shall be permitted to retain one (1) copy of such Confidential Information for the sole purpose of performing any continuing obligations hereunder, as required by Applicable Law, or for archival purposes.  Notwithstanding the foregoing, such other Party also shall be permitted to retain such additional copies of or any computer records or files containing such Confidential Information that have been created solely by such Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such other Party’s standard archiving and back-up procedures, but not for any other use or purpose.

10.8Survival

.  All Confidential Information shall continue to be subject to the terms of this Agreement for the period set forth in Section 10.2.

ARTICLE 11
REPRESENTATIONS AND Warranties

11.1Mutual Representations and Warranties

.  Harpoon and AbbVie each represents and warrants to the other, as of the Amended Effective Date, as follows:

11.1.1Organization. It is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority, to execute, deliver, and perform this Agreement.

11.1.2Authorization.  The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and do not violate (a) such Party’s charter documents, bylaws, or other organizational documents, (b) in any material respect, any agreement, instrument, or contractual obligation to which such Party is bound, (c) any requirement of any Applicable Law, or (d) any order, writ, judgment, injunction, decree, determination, or award of any court or governmental agency presently in effect applicable to such Party.

11.1.3Binding Agreement.  This Agreement is a legal, valid, and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).

11.1.4No Inconsistent Obligation.  It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement, or that would impede the diligent and complete fulfillment of its obligations hereunder.

11.1.5No Misstatements or Omissions.  The representations and warranties of such Party in this Agreement, and the Information, documents and materials furnished to the other Party in response to such Party’s written requests for due diligence information prior to the Amended Effective Date, as applicable, do not, taken as a whole, (a) contain any untrue statement of a material fact, or (b) omit to state any material fact necessary to make the statements or facts contained therein, in light of the circumstances under which they were made, not misleading.

11.2Additional Representations and Warranties of Harpoon

.  Harpoon further represents and warrants to AbbVie, as of the Amended Effective Date, as follows:

11.2.1All Harpoon Background Patents existing as of the Amended Effective Date are listed on Schedule 11.2.1 (the “Existing Patents”).  To Harpoon’s Knowledge, all Existing Patents existing as of the Amended Effective Date are subsisting and, to Harpoon’s Knowledge, are not invalid or unenforceable, in whole or in part, are being diligently prosecuted in the applicable patent offices in the Territory in accordance with Applicable Law, and have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment.

11.2.2There are no judgments, or settlements against, or amounts with respect thereto, owed by Harpoon or any of its Affiliates relating to the Existing Patents, or the Harpoon Background Know-How.  No claim or litigation has been brought or threatened in writing or any other form by any Person alleging, and Harpoon has no Knowledge of any claim, whether or not asserted, that (a) the Existing Patents are invalid or unenforceable, or (b) the Development or Commercialization of the Discovery Constructs or Licensed Products as contemplated herein [***], does or will violate, infringe, misappropriate or otherwise conflict or interfere with, any Patent or other intellectual property or proprietary right of any Third Party.  To Harpoon’s Knowledge, no Person is infringing or threatening to infringe or misappropriating or threatening to misappropriate the Existing Patents or the Harpoon Background Know-How.

11.2.3Harpoon is (a) the sole and exclusive owner of the entire right, title and interest in the Existing Patents listed on Schedule 11.2.1, Part A (the “Owned Patents”) and the

Harpoon Background Know-How and (b) the sole and exclusive licensee of the Existing Patents listed on Schedule 11.2.1, Part B (the “In-Licensed Patents”) subject to valid and enforceable in-license agreements (each, a “Harpoon In-License Agreement”), in each case ((a) and (b)) free of any encumbrance, lien, or claim of ownership by any Third Party.  Harpoon is entitled to grant the licenses specified herein.  The Owned Patents and In-Licensed Patents represent all of the Existing Patents.  The Existing Patents represent all Patents within Harpoon’s or its Affiliates’ ownership or Control relating to the Harpoon Platform, or the Exploitation thereof, as of the Amended Effective Date.  To Harpoon’s Knowledge, there is no Information owned or Controlled by Harpoon or any of its Affiliates as of the Amended Effective Date that relates to the Harpoon Platform that is not within the Harpoon Background Know-How.

11.2.4To Harpoon’s Knowledge, Harpoon has the right to use all Information and Patents necessary to Develop, Manufacture and Commercialize the Discovery Constructs and the Licensed Products as contemplated herein [***] and such are not subject to any license or agreement to which Harpoon or any of its Affiliates is a party other than a Harpoon In-License Agreement.

11.2.5As of the Amended Effective Date, none of Harpoon or its Affiliates and, to Harpoon’s Knowledge, any Third Party is in breach of any Harpoon In-License Agreement.

11.2.6True, complete, and correct copies of: (a) the file wrapper and other documents and materials relating to the prosecution, defense, maintenance, validity, and enforceability of the Existing Patents; (b) all existing Harpoon In-License Agreements; and (c) all material adverse information with respect to the safety and efficacy of the Discovery Constructs known to Harpoon, in each case ((a) through (c)) have been provided or made available to AbbVie prior to the Amended Effective Date, as applicable.

11.2.7Harpoon and its Affiliates have generated, prepared, maintained, and retained all Regulatory Documentation that is required to be maintained or retained pursuant to and in accordance with Applicable Law, and all such information is true, complete and correct and what it purports to be.

11.2.8Each Person who has or has had any rights in or to any Owned Patents or any Harpoon Background Know-How, has assigned and has executed an agreement assigning its entire right, title, and interest in and to such Owned Patents and Harpoon Background Know-How to Harpoon.  To Harpoon’s Knowledge, no current officer, employee, agent, or consultant of Harpoon or any of its Affiliates is in violation of any term of any assignment or other agreement regarding the protection of Patents or other intellectual property or proprietary information of Harpoon related to the Harpoon Background Patents.

11.2.9All rights in all inventions and discoveries, made, developed, or conceived by any employee or independent contractor of Harpoon or any of its Affiliates during the course of their employment (or other retention) by Harpoon or such Affiliate, and included in

Harpoon Background Know-How or that are the subject of one (1) or more Existing Patents have been or will be assigned in writing to Harpoon or such Affiliate.

11.2.10Harpoon has obtained the right (including under any Patents and other intellectual property rights) to use all Information and all other materials (including any formulations and manufacturing processes and procedures) developed or delivered by any Third Party under any agreements between Harpoon and any such Third Party that is reasonably necessary or useful for the Development or Commercialization of Discovery Constructs, and Harpoon has the rights under each such agreement to transfer such Information or other materials to AbbVie and its designees and to grant AbbVie the right to use such Information or other materials in the Development or Commercialization of the Discovery Constructs or the Licensed Products as set forth in this Agreement.

11.2.11Harpoon has made (and will make) available to AbbVie, as set forth in Section 4.4(a), all Regulatory Documentation and Harpoon Background Know-How and all such Regulatory Documentation and Harpoon Background Know-How are (and, if made available after the Amended Effective Date, will be), to Harpoon’s Knowledge, true, complete, and correct. Neither Harpoon nor any of its Affiliates has any Knowledge of [***] that has not been disclosed to AbbVie as of the Amended Effective Date.  [***] of a Licensed Product.

11.2.12Neither Harpoon nor any of its Affiliates, nor any of its or their respective officers, employees, or agents has made an untrue statement of material fact or fraudulent statement to the FDA or any other Regulatory Authority with respect to the Development of the Discovery Constructs or the Licensed Products, failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority with respect to the Development of the Discovery Constructs or the Licensed Products, or committed an act, made a statement, or failed to make a statement with respect to the Development of the Discovery Constructs or the Licensed Products that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or any analogous laws or policies in the Territory.

11.2.13There are no amounts that will be required to be paid to a Third Party as a result of the Development or Commercialization of Discovery Construct or the Licensed Products that arise out of any agreement to which Harpoon or any of its Affiliates is a party, [***].

11.2.14Neither Harpoon nor any of its employees nor, to Harpoon’s Knowledge, agents performing hereunder, have ever been, are currently, or are the subject of a proceeding that could lead to it or such employees or agents becoming, as applicable, a Debarred Entity or Debarred Individual, an Excluded Entity or Excluded Individual or a Convicted Entity or Convicted Individual or added to the FDA’s Disqualified/Restricted List.  If, during the Term, Harpoon, or any of its employees or agents performing hereunder, become or are the subject of a proceeding that could lead to a Person becoming, as applicable, a Debarred Entity or Debarred Individual, an Excluded Entity or Excluded Individual or a Convicted Entity or Convicted Individual or added to the FDA’s Disqualified/Restricted List, Harpoon shall immediately notify AbbVie, and AbbVie shall have the right, exercisable upon written notice given by AbbVie to terminate this Agreement.  This provision shall survive termination or expiration of this Agreement. For purposes of this Agreement, the following definitions shall apply:

(a)A “Debarred Individual” is an individual who has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from providing services in any capacity to a person that has an approved or pending drug or biological product application.

(b)A “Debarred Entity” is a corporation, partnership or association that has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from submitting or assisting in the submission of any Drug Approval Application, or a subsidiary or affiliate of a Debarred Entity.

(c)An “Excluded Individual” or “Excluded Entity” is (i) an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid by the Office of the Inspector General (OIG/HHS) of the U.S. Department of Health and Human Services, or (ii) is an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal procurement and non-procurement programs, including those produced by the U.S. General Services Administration (GSA).

(d)A “Convicted Individual” or “Convicted Entity” is an individual or entity, as applicable, who has been convicted of a criminal offense that falls within the ambit of 21 U.S.C. §335a (a) or 42 U.S.C. §1320a - 7(a), but has not yet been excluded, debarred, suspended or otherwise declared ineligible.

(e)“FDA’s Disqualified/Restricted List” is the list of clinical investigators restricted from receiving investigational drugs, biologics, or devices if the FDA has determined that the investigators have repeatedly or deliberately failed to comply with regulatory requirements for studies or have submitted false Information to the study sponsor or the FDA.

11.2.15The inventions claimed or covered by the Existing Patents (a) were not conceived, discovered, developed, or otherwise made in connection with any research activities funded, in whole or in part, by the federal government of the United States or any agency thereof, and (b) are not a “subject invention” as that term is described in 35 U.S.C. Section 201(f).

11.3Additional Representations and Warranties of AbbVie

.  AbbVie further represents and warrants to Harpoon, as of the Target Acceptance Date with respect to an Accepted Target, as follows:

11.3.1To AbbVie’s Knowledge, AbbVie has the right to use all Information and Patents necessary to Develop, Manufacture and Commercialize the Discovery T-Cell Receptors or Discovery Antibodies, as applicable, that Bind to such Accepted Target and AbbVie is entitled to grant Harpoon the licenses specified in Section 6.2.

11.3.2All rights in all inventions and discoveries, made, developed, or conceived by any employee or independent contractor of AbbVie or any of its Affiliates during the course of their employment (or other retention) by AbbVie or such Affiliate, and included in AbbVie Background Know-How or that are the subject of [***] or more AbbVie Background Patents existing as of (a) the Effective Date that claim or cover Discovery T-Cell Receptors that Bind to such Accepted Target or (b) the Amended Effective Date that claim or cover Discovery Antibodies that Bind to such Accepted Target, in each case (a) and (b) have been or will be assigned in writing to AbbVie or such Affiliate.

11.3.3AbbVie has obtained the right (including under any Patents and other intellectual property rights) to use all Information and all other materials developed or delivered by any Third Party under any agreements between AbbVie and any such Third Party that is necessary for the Development or Commercialization of Discovery T-Cell Receptors or Discovery Antibodies, as applicable, that Bind to such Accepted Target, and AbbVie has the rights under each such agreement to transfer such Information or other materials to Harpoon and its designees and to grant Harpoon the right to use such Information or other materials in the Development of the Discovery Constructs or the Licensed Products as set forth in this Agreement.

11.3.4Neither AbbVie nor any of its employees nor, to AbbVie’s Knowledge, agents performing hereunder, have ever been, are currently, or are the subject of a proceeding that could lead to it or such employees or agents becoming, as applicable, a Debarred Entity or Debarred Individual, an Excluded Entity or Excluded Individual or a Convicted Entity or Convicted Individual or added to the FDA’s Disqualified/Restricted List.  If, during the Term, AbbVie, or any of its employees or agents performing hereunder, become or are the subject of a proceeding that could lead to a Person becoming, as applicable, a Debarred Entity or Debarred Individual, an Excluded Entity or Excluded Individual or a Convicted Entity or Convicted Individual or added to the FDA’s Disqualified/Restricted List, AbbVie shall immediately notify Harpoon. This provision shall survive termination or expiration of this Agreement.

11.4Covenants of Harpoon

.  Harpoon covenants to AbbVie as follows:

11.4.1During the Term, neither Harpoon nor any of its Affiliates shall encumber or diminish the rights granted to AbbVie hereunder with respect to the Harpoon Background Patents or Harpoon Program Patents, including by not (a) committing any acts or permitting the occurrence of any omissions that would cause the breach or termination of any Harpoon In-License Agreement, or (b) amending or otherwise modifying or permitting to be amended or modified, any Harpoon In-License Agreement, where such amendment or modification would adversely affect the rights granted to AbbVie hereunder.  Harpoon shall promptly provide AbbVie with notice of any alleged, threatened, or actual breach of any Harpoon In-License Agreement.

11.4.2Harpoon and its Affiliates will employ Persons with appropriate education, knowledge and experience to conduct and to oversee the Discovery Research Activities.

11.4.3Harpoon shall have obtained from each of its Affiliates, sublicensees, employees and agents who are participating in the Exploitation of the Discovery Constructs or Licensed Products or who otherwise have access to any AbbVie Information or other Confidential Information of AbbVie, rights to any and all Information that is reasonably necessary or useful for the Development or Commercialization of Discovery Constructs or Licensed Products, in each case prior to the performance of or participation in such activities, such that AbbVie shall, by virtue of this Agreement, receive from Harpoon, without payments beyond those required by ARTICLE 7, the licenses and other rights granted to AbbVie hereunder.

11.5Covenants of AbbVie

.  AbbVie covenants to Harpoon as follows:

11.5.1AbbVie shall have obtained from each of its Affiliates, Sublicensees, employees and agents who are participating in the Exploitation of the Discovery Constructs or Licensed Products or who otherwise have access to any Harpoon Information or other Confidential Information of Harpoon, rights to any and all Information that is reasonably necessary or useful for the Development or Commercialization of Discovery Constructs or Licensed Products, in each case prior to the performance of or participation in such activities, such that Harpoon shall, by virtue of this Agreement, receive from AbbVie, without additional consideration, the licenses specified in Section 6.2.

11.6DISCLAIMER OF WARRANTIES

.  EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

ARTICLE 12
Indemnity

12.1Indemnification of Harpoon

.  AbbVie shall indemnify Harpoon, its Affiliates and its and their respective directors, officers, employees, and agents (the “Harpoon Indemnitees”) and defend and save each of them harmless, from and against any and all losses, damages, liabilities, penalties, costs, and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) in connection with any and all suits, investigations, claims, or demands of Third Parties (collectively, “Third Party Claims”) incurred by or rendered against the Harpoon Indemnitees arising from or occurring as a result of: [***].

12.2Indemnification of AbbVie

.  Harpoon shall indemnify AbbVie, its Affiliates and their respective directors, officers, employees, and agents (the “AbbVie Indemnitees”), and defend and save each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims incurred by or rendered against the AbbVie Indemnitees arising from or occurring as a result of: [***].

12.3Notice of Claim

.  All indemnification claims in respect of a Party, its Affiliates, or their respective directors, officers, employees and agents shall be made solely by such Party to this Agreement (the “Indemnified Party”).  The Indemnified Party shall give the indemnifying Party prompt written notice (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under this ARTICLE 12, but in no event shall the indemnifying Party be liable for any Losses that result from any delay in providing such notice.  Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time).  The Indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

12.4Control of Defense.

12.4.1In General.  Subject to the provisions of Sections 8.4, 8.5 and 8.7, at its option, the indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within [***] after the indemnifying Party’s receipt of an Indemnification Claim Notice.  The assumption of the defense of a Third Party Claim by the indemnifying Party shall not be construed as an acknowledgment that the indemnifying Party is liable to indemnify the Indemnified Party in respect of the Third Party Claim, nor shall it constitute a waiver by the indemnifying Party of any defenses it may assert against the Indemnified Party’s claim for indemnification.  Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party which shall be reasonably acceptable to the Indemnified Party.  In the event the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall promptly deliver to the indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with the Third Party Claim.  Should the indemnifying Party assume the defense of a Third Party Claim, except as provided in Section 12.4.2, the indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim unless specifically requested in writing by the indemnifying Party.  In the event that it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless the Indemnified Party from and against the Third Party Claim, the Indemnified Party shall reimburse the indemnifying Party for any Losses incurred by the indemnifying Party in its defense of the Third Party Claim.

12.4.2Right to Participate in Defense.  Without limiting Section 12.4.1, any Indemnified Party shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, that such employment shall be at the Indemnified Party’s own expense unless (a) the employment thereof, and the assumption by the indemnifying Party of such expense, has been specifically authorized by the indemnifying Party in writing, (b) the indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 12.4.1 (in which case the Indemnified Party shall control the defense), or (c) the interests of the Indemnified Party and the indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under Applicable Law, ethical rules or equitable principles.

12.4.3Settlement.  With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that shall not result in the Indemnified Party’s becoming subject to injunctive or other relief, and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate.  With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 12.4.1, the indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss; provided, that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed).  If the indemnifying Party does not assume and conduct the defense of a Third Party Claim as provided above, the Indemnified Party may defend against such Third Party Claim.  Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnified Party shall admit any liability with respect to, or settle, compromise or dispose of, any Third Party Claim without the prior written consent of the indemnifying Party.  The indemnifying Party shall not be liable for any settlement, compromise or other disposition of a Loss by an Indemnified Party that is reached without the written consent of the indemnifying Party.

12.4.4Cooperation.  Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.  Such cooperation shall include access during normal business hours afforded to the indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnified Parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

12.4.5Expenses.  Except as provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any Third Party Claim shall be reimbursed on a Calendar Quarter basis in arrears by the indemnifying Party, without prejudice to the indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

12.5Special, Indirect, and Other Losses

. EXCEPT (A) FOR WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, (B) FOR A PARTY’S BREACH OF ITS OBLIGATIONS UNDER [***], (C) AS PROVIDED UNDER [***], AND (D) TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 12, NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS OR BUSINESS INTERRUPTION, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE IN CONNECTION WITH OR ARISING IN ANY WAY OUT OF THE TERMS OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE USE OF THE DISCOVERY CONSTRUCTS OR LICENSED PRODUCTS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12.6Insurance

.  Each Party shall obtain and carry in full force and effect the minimum insurance requirements set forth herein.  Such insurance (a) shall be primary insurance with respect to each Party’s own participation under this Agreement, (b) shall be issued by a recognized insurer rated by [***] (or its equivalent) or better, or an insurer pre-approved in writing by the other Party, (c) shall list the other Party as an additional named insured thereunder, and (d) shall require [***]’ written notice to be given to the other Party prior to any cancellation, non-renewal or material change thereof.

12.6.1Types and Minimum Limits.  The types of insurance, and minimum limits shall be:

(a)Worker’s Compensation with statutory limits in compliance with the Worker’s Compensation laws of the state or states in which the Party has employees in the United States (excluding Puerto Rico).

(b)Employer’s Liability coverage with a minimum limit of [***]; provided, that a Party has employees in the United States (excluding Puerto Rico).

(c)General Liability Insurance with a minimum limit of [***] and [***].  General Liability Insurance, which, in the case of AbbVie only, shall include, at a minimum, Professional Liability, Clinical Trial Insurance and, beginning at least [***] prior to First Commercial Sale of a Licensed Product, product liability insurance.

12.6.2Certificates of Insurance.  Upon request by a Party, the other Party shall provide Certificates of Insurance evidencing compliance with this Section (including evidence of permitted self-insurance, as applicable).  The insurance policies shall be under an occurrence form, but if only a claims-made form is available to a Party, then such Party shall continue to maintain such insurance after the expiration or termination of this Agreement for the longer of (a) a period of [***] following termination or expiration of this Agreement in its entirety, or (b) with respect to a particular Party, [***] by a Party.

12.6.3Self-Insurance.  Notwithstanding the foregoing, a Party may self-insure, in whole or in part, the insurance requirements described above, provided that such Party (on a consolidated basis with its Affiliates) has [***], and, if such Party is not publicly traded on a recognized securities exchange, upon request of the other Party, provides reasonable evidence thereof to such other Party.

ARTICLE 13
TERM AND TERMINATION

13.1Term

.

13.1.1Term.  This Agreement shall commence on the Effective Date and, unless earlier terminated in accordance herewith, shall continue in force and effect until the date of expiration of the last Royalty Term for the last Licensed Product (such period, the “Term”).

13.1.2Effect of Expiration of the Term.  Following the expiration of the Term, the grants in Section 6.1 shall become non-exclusive, fully-paid, royalty-free and irrevocable.

13.2Termination for Material Breach

.

13.2.1Material Breach.  If either Party (the “Non-Breaching Party”) believes that the other Party (the “Breaching Party”) has materially breached one (1) or more of its material obligations under this Agreement, then the Non-Breaching Party may deliver notice of such material breach to the Breaching Party (a “Default Notice”).  If the Breaching Party does not dispute that it has committed a material breach of one (1) or more of its material obligations under this Agreement, then if the Breaching Party fails to cure such breach within ninety (90) days after receipt of the Default Notice, or if such compliance cannot be fully achieved within such ninety (90) day period and the Breaching Party has failed to commence compliance or has failed to use diligent efforts to achieve full compliance as soon thereafter as is reasonably possible, the Non-Breaching Party may terminate this Agreement upon written notice to the Breaching Party.  If the Breaching Party disputes that it has materially breached one (1) of its material obligations under this Agreement, the dispute shall be resolved pursuant to Section 14.7.  If, as a result of the application of such dispute resolution procedures, the Breaching Party is determined to be in material breach of one (1) or more of its material obligations under this Agreement (an “Adverse

Ruling”), then if the Breaching Party fails to complete the actions specified by the Adverse Ruling to cure such material breach within [***] after such ruling, or if such compliance cannot be fully achieved within such [***] period and the Breaching Party has failed to commence diligent efforts to achieve full compliance as soon thereafter as is reasonably possible, then the Non-Breaching Party may terminate this Agreement upon written notice to the Breaching Party.

13.2.2Material Breach Related to Diligence in a Major Market. Notwithstanding Section 13.2.1, if the material breach and failure to cure contemplated by Section 13.2.1 is with respect to AbbVie’s Commercialization diligence obligations under Section 5.2 with respect to any Major Market, Harpoon shall not have the right to terminate this Agreement in its entirety, but shall have the right to terminate this Agreement solely with respect to such Major Market.

13.2.3Material Breach Related to an Accepted Target.  Notwithstanding Section 13.2.1, if the material breach and failure to cure contemplated by Section 13.2.1 is with respect to AbbVie’s obligations under this Agreement with respect to any particular Accepted Target, Harpoon shall not have the right to terminate this Agreement in its entirety, but shall have the right to terminate this Agreement solely with respect to such Accepted Target.

13.2.4Invocation of Material Breach.  Notwithstanding the foregoing, the Parties agree that termination pursuant to this Section 13.2 is a remedy to be invoked only if the breach is not (a) cured in accordance with Section 13.2.1 (including the timeframes set forth therein), (b) remedied through the payment of money damages determined in accordance with Section 14.7 or (c) adequately remedied through a combination of (a) and (b).

13.3Additional Termination Rights by AbbVie

.

13.3.1For Cause.  AbbVie may terminate this Agreement in its entirety or on an Accepted Target-by-Accepted Target basis effective immediately upon written notice to Harpoon in the event that (a) a Discovery Construct Failure occurs, or (b) AbbVie in good faith believes that it is not advisable for AbbVie to continue to Develop or Commercialize the Discovery Constructs or Licensed Products as a result of a serious safety issue regarding the use of any Licensed Product.

13.3.2Termination For Convenience by AbbVie.  AbbVie may terminate this Agreement in its entirety, or on a country-by-country or other jurisdiction basis, or on an Accepted Target-by-Accepted Target basis, for any or no reason, upon thirty (30) days’ prior written notice to Harpoon.

13.4Termination for Insolvency

.  In the event that either Party (a) files for protection under bankruptcy or insolvency laws, (b) makes an assignment for the benefit of creditors, (c) appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within [***] after such filing, (d)  is a party to any dissolution or liquidation, (e) files a petition under any bankruptcy or insolvency act or has any such petition filed against it that is not discharged within [***] of the filing thereof, or (f) admits in writing its inability generally to meet its obligations as they fall due in the general course, then the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party.

13.5Rights in Bankruptcy

.

13.5.1Applicability of 11 U.S.C. § 365(n).  All rights and licenses (collectively, the “Intellectual Property”) granted under or pursuant to this Agreement, including all rights and licenses to use improvements or enhancements developed during the Term, are intended to be, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”) or any analogous provisions in any other country or jurisdiction, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code.  The Parties agree that the licensee of such Intellectual Property under this Agreement shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, including Section 365(n) of the Bankruptcy Code, or any analogous provisions in any other country or jurisdiction.  All of the rights granted to either Party under this Agreement shall be deemed to exist immediately before the occurrence of any bankruptcy case in which the other Party is the debtor.

13.5.2Rights of non-Debtor Party in Bankruptcy.  If a bankruptcy proceeding is commenced by or against either Party under the Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the non-debtor Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any Intellectual Property and all embodiments of such Intellectual Property, which, if not already in the non-debtor Party’s possession, shall be delivered to the non-debtor Party within [***] of such request; provided, that the debtor Party is excused from its obligation to deliver the Intellectual Property to the extent the debtor Party continues to perform all of its obligations under this Agreement and the Agreement has not been rejected pursuant to the Bankruptcy Code or any analogous provision in any other country or jurisdiction.

13.6Termination in Entirety

.

13.6.1In the event of a termination of this Agreement in its entirety by AbbVie pursuant to Section 13.3.2 or by Harpoon pursuant to Section 13.2.1 or 13.4:

(a)all rights and licenses granted by Harpoon hereunder shall immediately terminate;

(b)all rights and licenses granted by AbbVie hereunder shall immediately terminate, other than any Unblocking License granted pursuant to Section 2.4;

(c)AbbVie shall grant Harpoon an Unblocking License for each Accepted Target, subject to the good faith negotiation of mutually agreeable terms and conditions for such Unblocking License; and

(d)solely in the case of termination pursuant to Section 13.3.2, upon the effective date of AbbVie’s notice of termination (i) AbbVie will have no further diligence obligations under this Agreement and (ii) AbbVie will not be required to make any milestone payments to Harpoon under this Agreement for milestones achieved during the period between the notice of termination by AbbVie under Section 13.3.2 and the effective date of termination or thereafter.

13.6.2In the event of a termination of this Agreement in its entirety by AbbVie pursuant to Sections 13.2.1 or 13.4:

(a)all rights and licenses granted by AbbVie hereunder shall immediately terminate;

(b)Harpoon will have no further obligations under this Agreement with respect to the Development of Discovery Constructs and Licensed Products, including any obligations under ARTICLE 4; and

(c)all rights and licenses granted to AbbVie hereunder shall become [***], irrevocable, unrestricted, and perpetual rights and licenses and the Parties shall [***], taking into consideration: (i) [***] or Licensed Product due to termination; (ii) [***] Licensed Product; and (iii) [***].  If, despite good faith discussions, the Parties are unable to agree on the consideration, then the dispute shall be resolved pursuant to Section 14.7.

13.7Termination of Terminated Territory

.  In the event of a termination of this Agreement with respect to a country or other jurisdiction by AbbVie pursuant to Section 13.3.2 or with respect to a Terminated Territory by Harpoon pursuant to Section 13.2.2 (but not in the case of any termination of this Agreement in its entirety), the term “Territory” shall be automatically amended to exclude the Terminated Territory and all rights and licenses granted by Harpoon hereunder (a) shall automatically be deemed to be amended to exclude, if applicable, the right to market, promote, detail, distribute, import, sell, offer for sale, file any Drug Approval Application for, or seek any Regulatory Approval for Discovery Construct or Licensed Products in such Terminated Territory, and (b) shall otherwise survive and continue in effect in such Terminated Territory solely for the purpose of furthering any Commercialization of the Discovery Constructs or Licensed Products in the Territory other than the Terminated Territory or any Development or Manufacturing in support thereof.

13.8Termination of Accepted Target

. In the event of a termination of this Agreement with respect to one Accepted Target (the “Terminated Target”) pursuant to Sections 13.2.3 or 13.3.2 (but not in the case of any termination of this Agreement in its entirety) then:

13.8.1the Terminated Target shall cease to be an Accepted Target;

13.8.2all rights and licenses granted by Harpoon hereunder shall automatically be deemed to be amended to exclude the Terminated Target but shall otherwise survive and continue in effect for the remaining Accepted Target(s);

13.8.3all rights and licenses granted by AbbVie hereunder shall automatically be deemed to be amended to exclude the Terminated Target but shall otherwise survive and continue in effect for the remaining Accepted Target(s);

13.8.4AbbVie shall grant Harpoon an Unblocking License for the Terminated Target, subject to the good faith negotiation of mutually agreeable terms and conditions for such Unblocking License;

13.8.5Harpoon will have no further obligations under this Agreement with respect to the Development of Discovery Constructs and Licensed Products that are directed to the Terminated Target, including any obligation under ARTICLE 4 with respect to the Terminated Target; and

13.8.6solely in the case of termination pursuant to Section 13.3.2, upon the effective date of AbbVie’s notice of termination (i) AbbVie will have no further diligence obligations under this Agreement with respect to the Terminated Target and (ii) AbbVie will not be required to make any milestone payments to Harpoon under this Agreement for milestones achieved with respect to the Terminated Target during the period between the notice of termination by AbbVie under Section 13.3.2 and the effective date of termination or thereafter.

13.9Remedies

.  Except as otherwise expressly provided herein, termination of this Agreement (either in its entirety or with respect to one (1) or more country(ies) or other jurisdiction(s) or with respect to a Terminated Target) in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity.

13.10Accrued Rights; Surviving Obligations

.

13.10.1Termination or expiration of this Agreement (either in its entirety or with respect to one (1) or more country(ies) or other jurisdiction(s) or with respect to a Terminated Target) for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration.  Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.  Without limiting the foregoing, ARTICLE 1 (Definitions), ARTICLE 12 (Indemnification), Sections 4.7.1(b) (Regulatory Activities), 4.7.4 (Records), 5.4 (Product Trademarks), 7.11 (Interest on Late Payments), 7.12 (Audit), 7.13 (Audit Dispute), 7.14 (Confidentiality), 7.16 (No Other Compensation), 8.1.1 (Harpoon Ownership), 8.1.2 (AbbVie Ownership), 8.2.4 (Patent Prosecution and Maintenance of Product-Specific Patents), 10.2 (Confidentiality Obligations), 10.3 (Permitted Disclosures), 10.4 (Use of Name), 10.5 (Public Announcements), 10.7 (Return of Confidential Information), 10.8 (Survival), 13.6 (Termination in Entirety), 13.9 (Remedies), 13.10 (Accrued Rights; Surviving Obligations), 14.4 (Assignment), 14.5 (Severability), 14.6 (Governing Law, Jurisdiction and Service), 14.7 (Dispute Resolution), 14.8 (Notices), 14.9 (Entire Agreement; Amendments), 14.10 (English Language), 14.11 (Equitable Relief), 14.12 (Waiver and Non-Exclusion of Remedies), 14.13 (No Benefit to Third Parties), 14.14 (Further Assurance), 14.15 (Relationship of the Parties), 14.16 (Performance by Affiliates), 14.17 (Counterparts; Facsimile Execution), 14.18 (References), 14.19 (Schedules), 14.20 (Construction) and, solely with respect to Joint Program Patents, Sections 8.1.3 (Ownership of Joint Program Patents and Joint Program Know-How), 8.2.3 (Patent Prosecution and

Maintenance of AbbVie Background Patents, AbbVie Program Patents and Joint Program Patents), 8.2.5 (Cooperation), 8.3.2 (Enforcement of AbbVie Background Patents, AbbVie Program Patents, Product-Specific Patents and Joint Program Patents), 8.3.5 (Cooperation), 8.3.6 (Recovery), 8.5.4 (AbbVie Background Patents, AbbVie Program Patents, Product-Specific Patents and Joint Program Patents) and 8.5.5 (Cooperation) of this Agreement shall survive the termination or expiration of this Agreement for any reason.  If this Agreement is terminated with respect to a Terminated Territory or a Terminated Target but not in its entirety, then following such termination the foregoing provisions of this Agreement shall remain in effect with respect to the Terminated Territory or Terminated Target, as applicable (to the extent they would survive and apply in the event the Agreement expires or is terminated in its entirety), and all provisions not surviving in accordance with the foregoing shall terminate upon termination of this Agreement with respect to the Terminated Territory or Terminated Target, as applicable and be of no further force and effect (and, for purposes of clarity, all provisions of this Agreement shall remain in effect with respect to all countries in the Territory other than the Terminated Territory or with respect to the Accepted Target other than the Terminated Target).

13.10.2Notwithstanding the termination of AbbVie’s licenses and other rights under this Agreement or with respect to a particular Major Market or country or other jurisdiction or with respect to a Terminated Target, as the case may be, AbbVie shall have the right for [***] after the effective date of such termination with respect to each Major Market or country or other jurisdiction or Terminated Target with respect to which such termination applies to sell or otherwise dispose of all Discovery Construct or Licensed Product then in its inventory and any in-progress inventory, in each case that is intended for sale or disposition in such Major Market or country or other jurisdiction or, in the case of a Terminated Target, in the Territory, as though this Agreement had not terminated with respect to such Major Market or country or other jurisdiction or Terminated Target, as applicable, and such sale or disposition shall not constitute infringement of Harpoon’s or its Affiliates’ Patent or other intellectual property or other proprietary rights.  For purposes of clarity, AbbVie shall continue to make payments thereon as provided in ARTICLE 7 (as if this Agreement had not terminated with respect to such Major Market or country or other jurisdiction or Terminated Target, as applicable).

ARTICLE 14
Miscellaneous

14.1Force Majeure

. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts, or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any governmental authority (except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of any term or condition of this Agreement).  The non-performing Party shall notify the other Party of such force majeure within [***] after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect.  The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform.

14.2Change in Control of Harpoon

.

14.2.1Harpoon (or its successor) shall provide AbbVie with written notice of any Change in Control of Harpoon or Acquisition by Harpoon within [***]

14.2.2In the event [***]

14.3Export Control

.  This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time.  Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Law.

14.4Assignment

.

14.4.1Without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed, neither Party shall sell, transfer, assign, delegate, pledge, or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided, that either Party may make such an assignment without the other Party’s consent to its Affiliate or to a successor, whether in a merger, sale of stock, sale of assets or any other transaction, of the business to which this Agreement relates.  With respect to an assignment to an Affiliate, the assigning Party shall remain responsible for the performance by such Affiliate of the rights and obligations hereunder.  Any attempted assignment or delegation in violation of this Section 14.4 shall be void and of no effect.  All validly assigned and delegated rights and obligations of the Parties hereunder shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of Harpoon or AbbVie, as the case may be.  The permitted assignee or transferee shall assume all obligations of its assignor or transferor under this Agreement.  Without limiting the foregoing, the grant of rights set forth in this Agreement shall be binding upon any successor or permitted assignee of Harpoon, and the obligations of AbbVie, including the payment obligations, shall run in favor of any such successor or permitted assignee of Harpoon’s benefits under this Agreement.

14.4.2[***].

14.5Severability

.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and reasonably acceptable to the Parties.  To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid, or unenforceable in any respect.

14.6Governing Law, Jurisdiction and Service

.

14.6.1Governing Law.  This Agreement or the performance, enforcement, breach or termination hereof shall be interpreted, governed by and construed in accordance with the laws of the [***], excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction; provided, that all questions concerning (a) inventorship of Patents under this Agreement shall be determined in accordance with Section 8.1.4 and (b) the construction or effect of Patents shall be determined in accordance with the laws of the country or other jurisdiction in which the particular Patent has been filed or granted, as the case may be.  The

Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

14.6.2Service.  Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 14.8.2 shall be effective service of process for any action, suit, or proceeding brought against it under this Agreement in any such court.

14.7Dispute Resolution

.  Except for disputes resolved by the procedures set forth in Section 3.2.3 or 7.13, if a dispute arises between the Parties in connection with or relating to this Agreement, including the determination of the scope or applicability of this Section 14.7 and the agreement to arbitrate, or any document or instrument delivered in connection herewith (a “Dispute”), it shall be resolved pursuant to this Section 14.7.

14.7.1General.  Any Dispute shall first be referred to the Senior Officers of the Parties, who shall confer in good faith on the resolution of the issue.  Any final decision mutually agreed to by the Senior Officers shall be conclusive and binding on the Parties.  If the Senior Officers are not able to agree on the resolution of any such issue within [***] (or such other period of time as mutually agreed by the Senior Officers) after such issue was first referred to them, then, except as otherwise set forth in Section 14.7.2, either Party may, by written notice to the other Party, elect to initiate an arbitration proceeding pursuant to the procedures set forth in Section 14.7.3, which shall fully and finally settle the Dispute .

14.7.2Intellectual Property Disputes.  In the event that a Dispute arises with respect to the validity, scope, enforceability, inventorship or ownership of any Patent, Trademark or other intellectual property rights, and such Dispute cannot be resolved in accordance with Section 14.7.1, unless otherwise agreed by the Parties in writing, such Dispute shall not be submitted to an arbitration proceeding in accordance with Section 14.7.3 and instead, either Party may initiate litigation in a court of competent jurisdiction, notwithstanding Section 14.6, in any country or other jurisdiction in which such rights apply.  In case of a Dispute between the Parties with respect to inventorship, the Parties shall jointly select a patent attorney registered before the United States Patent and Trademark Office and submit such Dispute to the mutually-selected patent attorney for resolution under the United States patent law.  The decision of such patent attorney with respect to inventorship shall be final, and the Parties agree to be bound by the decision and share equally the expenses of such patent attorney.

14.7.3Arbitration.  Any arbitration proceeding under this Agreement shall take place pursuant to the procedures set forth in Schedule 14.7.3.

14.7.4Adverse Ruling.  Any determination pursuant to this Section 14.7 that a Party is in material breach of its material obligations hereunder shall specify a (nonexclusive) set of actions to be taken to cure such material breach, if feasible.

14.7.5Interim Relief.  Notwithstanding anything herein to the contrary, nothing in this Section 14.7 shall preclude either Party from seeking interim or provisional relief, including a temporary restraining order, preliminary injunction or other interim equitable relief concerning a Dispute, if necessary to protect the interests of such Party.  This Section shall be specifically enforceable.

14.8Notices

.

14.8.1Notice Requirements.  Any notice, request, demand, waiver, consent, approval, or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if (a) delivered by hand, (b) sent by facsimile transmission (with transmission confirmed), or (c) by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 14.8.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 14.8.1.  Such notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the second Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service.  Any notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter.  This Section 14.8.1 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

14.8.2Address for Notice.

If to AbbVie, to:

AbbVie Biotechnology LTD

c/o Conyers, Dill & Pearman,

Clarendon House,

2 Church Street,

Hamilton HM 11 Bermuda

with a copy (which shall not constitute notice) to:

AbbVie Inc.

1 N. Waukegan Road

North Chicago, IL 60064-6011 USA

Attention: [***]

Facsimile: [***]

If to Harpoon, to:

Harpoon Therapeutics, Inc.

131 Oyster Point Boulevard, Suite 300

South San Francisco, CA 94080

Attention:  [***]

with a copy (which shall not constitute notice) to:

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Attention:  [***]

Facsimile:  [***]

14.9Entire Agreement; Amendments

.  This Agreement, together with the Schedules attached hereto, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises, and representations, whether written or oral, with respect thereto are superseded hereby (including the Prior NDA and the Original Agreement, as previously amended). The foregoing shall not be interpreted as a waiver of any remedies available to either Party as a result of any breach, (a) prior to the Effective Date, by the other Party (or its Affiliates) of its obligations under the Prior NDA or (b) prior to the Amended Effective Date, by the other Party (or its Affiliates) of its obligations under the Original Agreement, as amended. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement.  No amendment, modification, release, or discharge with respect to this Agreement shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

14.10English Language

.  This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language.  Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

14.11Equitable Relief

.  Each Party acknowledges and agrees that the restrictions set forth in Section 6.8 and ARTICLE 8 and ARTICLE 10 are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of such Section or Articles may result in irreparable injury to such other Party for which there will be no adequate remedy at law.  In the event of a breach or threatened breach of any provision of such Section or Articles, the non-breaching Party shall be authorized and entitled to seek from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance, and an equitable accounting of all earnings, profits, and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity.  Both Parties agree to waive any requirement that the other (a) post a bond or other security as a condition for obtaining any such relief, and (b) show irreparable harm, balancing of harms, consideration of the public interest, or inadequacy of monetary damages as a remedy.  Nothing in this Section 14.11 is intended, or should be construed, to limit either Party’s right to equitable relief or any other remedy for a breach of any other provision of this Agreement.

14.12Waiver and Non-Exclusion of Remedies

.  Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition.  The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise.  The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.

14.13No Benefit to Third Parties

.  Except as provided in ARTICLE 11, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

14.14Further Assurance

.  Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

14.15Relationship of the Parties

.  It is expressly agreed that Harpoon, on the one hand, and AbbVie, on the other hand, shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture, or agency including for all tax purposes.  Neither Harpoon, on the one hand, nor AbbVie, on the other hand, shall have the authority to make any statements, representations, or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other Party to do so.  All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

14.16Performance by Affiliates

.  AbbVie may use one (1) or more of its Affiliates to perform its obligations and duties hereunder and such AbbVie Affiliates are expressly granted certain rights herein; provided that each such Affiliate shall be bound by the corresponding obligations of AbbVie and, subject to an assignment to such Affiliate pursuant to Section 14.4, AbbVie shall remain liable hereunder for the prompt payment and performance of all their respective obligations hereunder.

14.17Counterparts; Facsimile Execution

.  This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.  This Agreement may be executed by facsimile or electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

14.18References

.  Unless otherwise specified, (a) references in this Agreement to any Article, Section or Schedule shall mean references to such Article, Section or Schedule of this Agreement, (b) references in any Section to any clause are references to such clause of such Section, and (c) references to any agreement, instrument, or other document in this Agreement refer to such agreement, instrument, or other document as originally executed or, if subsequently amended, replaced, or supplemented from time to time, as so amended, replaced, or supplemented and in effect at the relevant time of reference thereto.

14.19Schedules

.  In the event of any inconsistencies between this Agreement and any schedules or other attachments hereto, the terms of this Agreement shall control.

14.20Construction

.  Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or).  Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days.  The captions of this Agreement are for convenience of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.  The term “including,” “include,” or “includes” as used herein shall mean “including, but not limited to,” and shall not limit the generality of any description preceding such term.  The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto.  Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof.  In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions.

[SIGNATURE PAGE FOLLOWS]

THIS AMENDED AND RESTATED DISCOVERY COLLABORATION AND LICENSE AGREEMENT is executed by the authorized representatives of the Parties as of the Amended Effective Date.

HARPOON THERAPEUTICS, INC.	ABBVIE BIOTECHNOLOGY LTD.
By: /s/ Gerald McMahon Name: Gerald McMahon Title: President and CEO	By: /s/ Robert Michael Name: Robert Michael Title: Director

[Signature page to Amended and Restated Discovery Collaboration and License Agreement]

Schedule 1.8

[***]

Schedule 1.55

Discovery Construct Success Criteria

[***]

Schedule 1.57

Discovery Research Plan

TCR Discovery Research Plan

[***]

Antibody Discovery Research Plan

[***]

Schedule 2.1.3

Unavailable Targets as of the Amended Effective Date

[***]

Schedule 4.6

Pre-Approved Third Party Providers

[***]

Schedule 11.2.1

Existing Patents

[***]

Schedule 14.7.3

[***]